Exhibit 99.2

SWS Group, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

September 30, 2014 and June 30, 2014

(In thousands, except par values and share amounts)

	September	June
	(Unaudited)
Assets
Cash and cash equivalents	$107,543	$99,620
Assets segregated for regulatory purposes	181,982	190,240
Receivable from brokers, dealers and clearing organizations	2,240,439	1,992,941
Receivable from clients, net of allowance	250,256	253,579
Loans, net (including $59,288 of loans measured at fair value at September 30, 2014 and $53,148 at June 30, 2014)	650,174	614,356
Securities owned, at fair value	270,102	235,625
Securities held to maturity	11,482	12,549
Securities purchased under agreements to resell	74,961	72,582
Goodwill	7,552	7,552
Securities available for sale	447,473	494,848
Other assets	76,581	102,014
	$4,318,545	$4,075,906

Liabilities and Stockholders’ Equity
Short-term borrowings	$100,000	$59,000
Payable to brokers, dealers and clearing organizations	2,108,206	1,913,976
Payable to clients	350,731	354,494
Deposits	971,689	1,000,139
Securities sold under agreements to repurchase	48,948	39,343
Securities sold, not yet purchased, at fair value	160,296	121,355
Drafts payable	26,507	27,641
Advances from Federal Home Loan Bank (“FHLB”)	76,202	77,130
Long-term debt, net	55,655	87,769
Stock purchase warrants (“warrants”)	14,292	27,796
Other liabilities	50,608	57,391
	$3,963,134	$3,766,034
Commitments and contingencies
Stockholders’ equity:
Preferred stock of $1.00 par value. Authorized 100,000 shares; none issued	—	—
Common stock of $0.10 par value. Authorized 60,000,000 shares, issued 39,833,879 and outstanding 39,453,530 shares at September 30, 2014; issued 33,312,140 and outstanding 32,757,177 shares at June 30, 2014	3,983	3,331
Additional paid-in capital	368,723	324,480
Accumulated deficit	(10,746)	(10,439)
Accumulated other comprehensive loss — unrealized holding loss, net of tax of $(3,066) at September 30, 2014 and $(2,550) at June 30, 2014	(5,485)	(4,519)
Deferred compensation, net	3,265	3,189
Treasury stock (380,349 shares at September 30, 2014 and 554,963 shares at June 30, 2014, at cost)	(4,329)	(6,170)
Total stockholders’ equity	355,411	309,872
Total liabilities and stockholders’ equity	$4,318,545	$4,075,906

See accompanying Notes to Consolidated Financial Statements.

SWS Group, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

For the three-months ended September 30, 2014 and 2013

(In thousands, except share and per share amounts)

(Unaudited)

	For the Three-Months Ended
	September 30,	September 30,
	2014	2013
Revenues:
Net revenues from clearing operations	$2,053	$2,293
Commissions	27,648	30,523
Interest	23,471	21,174
Investment banking, advisory and administrative fees	11,266	11,315
Net gains on principal transactions	4,346	8,175
Other	5,512	6,563
Total revenue	74,296	80,043

Interest expense	12,790	11,048
Net revenues	61,506	68,995

Non-interest expenses:
Commissions and other employee compensation	44,824	52,563
Occupancy, equipment and computer service costs	7,237	7,752
Communications	3,005	3,348
Floor brokerage and clearing organization charges	1,274	1,112
Advertising and promotional	843	650
Recapture of provision for loan loss	(170)	(466)
Other	5,408	5,848
Total non-interest expenses	62,421	70,807

Other gains (losses):
Unrealized gain on warrants valuation	4,439	1,967
Loss on early extinguishment of debt	(4,107)	—
(Loss) income before income tax benefit	(583)	155
Income tax benefit	(276)	(168)
Net (loss) income	(307)	323
Other comprehensive income (loss):
Net gains (losses) recognized in other comprehensive loss net of tax of $72 and $(394) for the three-months ended September 30, 2014 and 2013, respectively, on cash flow hedging	132	(732)
Net losses recognized in other comprehensive loss net of tax of $(588) and $(23) for the three-months ended September 30, 2014 and 2013, respectively, on available for sale securities	(1,098)	(25)

Net loss recognized in other comprehensive loss	(966)	(757)
Comprehensive loss	$(1,273)	$(434)

(Loss) earnings per share — basic
Net (loss) income	$(0.01)	$0.01
Weighted average shares outstanding — basic	33,461,302	32,952,684

(Loss) earnings per share — diluted
Net (loss) income	$(0.01)	$0.01
Weighted average shares outstanding — diluted	33,461,302	32,952,684

See accompanying Notes to Consolidated Financial Statements.

SWS Group, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

Three-months ended September 30, 2014 and 2013

 (In thousands)

(Unaudited)

	For the Three-Months Ended
	September 30,	September 30,
	2014	2013
Cash flows from operating activities:
Net (loss) income	$(307)	$323
Adjustments to reconcile net (loss) income to net cash used in operating activities
Depreciation and amortization	1,239	1,358
Accretion of discount on long-term debt	1,279	1,103
Amortization of deferred debt issuance costs	461	123
Loss on early extinguishment of debt	4,107	—
Decrease in fair value of warrants	(4,439)	(1,967)
Amortization of premiums/discounts on loans purchased	55	(22)
Amortization of premiums/discounts on investment securities	534	600
Amortization of prepayment penalty on advances from FHLB	11	12
Provision for doubtful accounts on receivables from customers	240	240
Provision (recapture) of loan loss and write downs on real estate owned (“REO”)	73	(265)
Deferred income tax benefit	(903)	(476)
Allowance for deferred tax asset	755	145
Deferred compensation for deferred compensation plan and restricted stock plans	403	(933)
Gain on sale of loans	(50)	(15)
(Gain) loss on fixed assets transactions	(2)	6
Gain on sale of available for sale investment securities	(16)	—
Loss (gain) on sale of REO and other repossessed assets	37	(113)
Gain on equity in earnings of unconsolidated ventures	(81)	(1)
Dividend received on investments	(4)	(5)
Loss (gain) on fair value option of loans	206	(191)
(Gain) loss on interest rate swaps	(333)	191
Change in operating assets and liabilities:
Decrease (increase) in assets segregated for regulatory purposes	8,258	(70,081)
Net change in broker, dealer and clearing organization accounts	(53,268)	8,512
Net change in client accounts	(680)	97,610
Increase in securities owned	(34,477)	(115,108)
Increase in securities purchased under agreements to resell	(2,379)	(64,394)
Decrease (increase) in other assets	585	(235)
Decrease in drafts payable	(1,134)	(5,989)
Increase in securities sold, not yet purchased	38,941	76,763
Decrease in other liabilities	(6,487)	(7,350)
Net cash used in operating activities	(47,376)	(80,159)

(continued)

(continued)

	September 30,	September 30,
	2014	2013
Cash flows from investing activities:
Purchase of fixed assets and capitalized improvements on REO	$(658)	$(2,105)
Proceeds from the sale of fixed assets and real estate	1,318	4,766
Loan originations and purchases	(836,573)	(725,270)
Loan repayments	799,649	804,883
Purchase of investment securities	—	(91,428)
Proceeds from the sale of investment securities	42,437	—
Cash received on investments	15,842	14,711
Proceeds from the sale of FHLB stock	329	—
Purchases of FHLB stock	—	(45)
Proceeds from the maturity of available for sale securities	11,705	4,235
Cash paid to unwind/terminate interest rate swap positions	(74)	—
Net cash provided by investing activities	33,975	9,747

Cash flows from financing activities:
Payments on short-term borrowings	(447,000)	(807,803)
Cash proceeds from short-term borrowings	488,000	838,803
Decrease in deposits	(28,450)	(4,995)
Advances from the FHLB	—	5,540
Payments on advances from the FHLB	(939)	(1,118)
Cash proceeds on securities sold under agreements to repurchase	9,605	58,095
Proceeds related to deferred compensation plan	108	128
Purchase of treasury stock related to deferred compensation plan	—	(288)
Net cash provided by financing activities	21,324	88,362

Net increase in cash and cash equivalents	7,923	17,950
Cash and cash equivalents at beginning of period	99,620	111,046
Cash and cash equivalents at end of period	$107,543	$128,996

Supplemental schedule of non-cash investing and financing activities:
Grants of restricted stock	$1,884	$1,515
Foreclosures on loans	$1,065	$404
Exercise of warrants	$37,500	$—
Investments purchased not settled	$—	$3,434

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$15,450	$10,279
Income taxes	$—	$—

See accompanying Notes to Consolidated Financial Statements.

SWS Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Three-months Ended September 30, 2014 and 2013

(Unaudited)

GENERAL AND BASIS OF PRESENTATION

The interim consolidated financial statements as of September 30, 2014, and for the three-months ended September 30, 2014 and 2013, are unaudited; however, in the opinion of management, these interim statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position, results of operations and cash flows.  These financial statements should be read in conjunction with the audited consolidated financial statements and related notes as of and for the fiscal year ended June 30, 2014 included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on September 5, 2014 (the “Fiscal 2014 Form 10-K”).  Amounts as of June 30, 2014 are derived from the audited consolidated financial statements filed on the Fiscal 2014 Form 10-K.  All significant intercompany balances and transactions have been eliminated upon consolidation.

The consolidated financial statements include the accounts of SWS Group, Inc. (“SWS Group”) and the consolidated active subsidiaries listed below (collectively with SWS Group, “SWS” or the “Company”).  Each of the subsidiaries listed below are 100% owned.

Southwest Securities, Inc.	“Southwest Securities”
SWS Financial Services, Inc.	“SWS Financial”
Southwest Financial Insurance Agency, Inc.
Southwest Insurance Agency, Inc.	collectively, “SWS Insurance”
SWS Banc Holding, Inc.	“SWS Banc”
Southwest Securities, FSB	“Bank”

Southwest Securities is a New York Stock Exchange (“NYSE”) member broker/dealer.  Southwest Securities and SWS Financial are members of the Financial Industry Regulatory Authority (“FINRA”).  Southwest Securities and SWS Financial are also registered with the SEC as broker/dealers under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and as registered investment advisers under the Investment Advisers Act of 1940, as amended.

SWS Insurance holds insurance agency licenses in 44 states for the purpose of facilitating the sale of insurance and annuities for Southwest Securities and its correspondents.  The Company retains no underwriting risk related to the insurance and annuity products that SWS Insurance sells.

The Bank is a federally chartered savings bank regulated by the Office of the Comptroller of the Currency (“OCC”).  The Board of Governors of the Federal Reserve System (“FRB”) supervises and regulates SWS Group and SWS Banc.  SWS Banc is a wholly-owned subsidiary of SWS Group and became the sole shareholder of the Bank in 2004.

Merger Agreement.  On March 31, 2014, the Company entered into an Agreement and Plan of Merger (“Merger Agreement”) with Hilltop Holdings Inc. (“Hilltop”) and Peruna LLC, a wholly-owned subsidiary of Hilltop (“Peruna”), whereby if the merger contemplated therein is completed, the Company will become a wholly-owned subsidiary of Hilltop.  If the merger is completed, each share of SWS Group common stock will be converted into the right to receive $1.94 in cash and 0.2496 of a share of Hilltop common stock.  The value of the merger consideration may fluctuate based upon the market value of Hilltop common stock.  It is currently anticipated that the completion of the merger will occur by the end of 2014, subject to the receipt of SWS Group stockholder approval, regulatory approvals and other customary closing conditions.

During the three-months ended September 30, 2014, the Company incurred expenses of approximately $708,000 in legal and professional fees recorded in other expenses on the Consolidated Statements of Comprehensive Loss in connection with the proposed merger with Hilltop.  Additional costs are expected to be incurred until the merger is completed.

Update of Significant Accounting Policies.  A summary of the Company’s significant accounting policies is included in “Note 1. Significant Accounting Policies” in the Notes to the Consolidated Financial Statements in the Company’s Fiscal 2014 Form 10-K.  Except as discussed herein, there have been no significant accounting changes since June 30, 2014.

Accounting Pronouncements.  The Financial Accounting Standards Board (“FASB”) and the SEC recently issued the following accounting pronouncements, which are applicable to SWS.  Any other new accounting pronouncements that are not specifically identified in SWS’s disclosures are not applicable to SWS:

ASU 2014-04, “Receivables—Troubled Debt Restructuring by Creditors (“ASU 2014-04”).” In January 2014, the FASB issued ASU 2014-04 to clarify that when an in substance repossession or foreclosure occurs, a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan upon either (1) the creditor obtaining legal title to the residential real estate property upon completion of a foreclosure or (2) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. Additionally, the amendments require interim and annual disclosure of both (1) the amount of foreclosed residential real estate property held by the creditor and (2) the recorded investment in consumer mortgage loans collateralized by residential real estate property that are in the process of foreclosure according to local requirements of the applicable jurisdiction. ASU 2014-04 is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2014; the Company’s first quarter of fiscal 2016. The Company is in the process of evaluating the impact of ASU 2014-04 on its financial statements and processes.

ASU 2014-08, “Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity) (“ASU 2014-08”).” In April 2014, the FASB issued guidance on reporting discontinued operations and disclosures of the discontinued operations due to disposals of small groups of assets that are recurring in nature, which could cause the presentation of their disclosure to possibly be misleading to stakeholders. The main provisions revolve around the disclosure of a disposal of a component of an entity or group of components if the disposal represents a strategic shift that has or will have major effects on an entity’s operations and financial results. This update requires companies to disclose the assets, liabilities, operating and investing cash flows, pre-tax profit and loss, and significant non-cash items of the discontinued operations in comparative periods. ASU 2014-08 is effective for disposals that occur within the annual periods, and interim periods within those annual periods, beginning after December 15, 2014; the Company’s first quarter of fiscal 2016. The Company is in the process of evaluating the impact of ASU 2014-08 on its financial statements and processes.

ASU 2014-09 — “Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”).” In May 2014, the FASB issued ASU 2014-09 to enhance the presentation of revenue from contracts. The guidance was released to ensure consistency for revenue recognition across industries and generally accepted accounting principles in the United States (“GAAP”) and International Financial Reporting Standards (“IFRS”). The main provision of the principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance affects companies which enter into contracts for goods or services in exchange for the transfer of nonfinancial assets unless those contracts are within the scope of other standards. ASU 2014-09 is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2017; the Company’s first quarter of fiscal 2019. The Company is in the process of evaluating the impact of ASU 2014-09 on its financial statements and processes.

ASU 2014-11 — “Transfers and Servicing (Topic 860): Repurchase-to-Maturity Transactions, Repurchase Financings, and Disclosures (“ASU 2014-11”).” In June 2014, the FASB issued ASU 2014-11 to amend pronouncements related to the disclosure of repurchase-to-maturity transactions to be accounted for as secured borrowings. This update will create consistency with how repurchase agreements are disclosed. Information will be required for sale transactions that are economically similar to repurchase agreements. In addition, the amendments require disclosure of the types of collateral pledged in repurchase agreements, securities lending transactions, and repurchase-to-maturity transactions and the tenor of those transactions. Updated secured borrowing accounting will be applicable for transactions that involve a transfer of a financial asset executed at the same time with a repurchase agreement with the same counterparty (a repurchase financing). ASU 2014-11 is effective for disposals occurring after annual periods, and interim periods within those annual periods, starting December 15, 2014; the Company’s first quarter of fiscal 2016. The Company is in the process of evaluating the impact of ASU 2014-11 on its financial statements and processes.

ASU 2014-14 — “Receivables —Troubled Debt Restructuring by Creditors (“ASU 2014-14”).” In August 2014, the FASB issued ASU 2014-14 to reduce the diversity in practice of the classification of government-guaranteed mortgage loans.  ASU 2014-14 requires mortgage loans to be derecognized and that a separate other receivable be recognized upon foreclosure based on certain outlined conditions.  This other receivable would be measured based on the amount of the loan balance expected to be recovered from the guarantor. ASU 2014-14 is effective for annual periods, and interim periods within those annual periods, starting December 15, 2014; the Company’s first quarter of fiscal 2016. The Company is in the process of evaluating the impact of ASU 2014-11 on its financial statements and processes.

ASU 2014-15 — “Presentation of Financial Statements—Going Concern—Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).” In August 2014, the FASB issued ASU 2014-15 requiring management to assess an entity’s ability to continue as a going concern, and to provide related footnote disclosures in certain circumstances.  ASU 2014-15 is effective for annual periods, and interim periods within those annual periods, starting December 15, 2016; the Company’s first quarter of fiscal 2018. The Company is in the process of evaluating the impact of ASU 2014-15 on its financial statements and processes.

CASH AND CASH EQUIVALENTS

For the purposes of the Consolidated Statements of Cash Flows, SWS considers cash to include cash on hand and in bank accounts.  In addition, SWS considers funds due from banks and interest bearing deposits in other banks to be cash. Highly liquid debt instruments purchased with maturities of three months or less, when acquired, are considered to be cash equivalents.  The Federal Deposit Insurance Corporation (“FDIC”) insures deposit accounts up to $250,000.  At September 30, 2014 and June 30, 2014, cash balances included $91,745,000 and $81,378,000, respectively, which were not federally insured because they exceeded federal insurance limits.  This at-risk amount is subject to fluctuation on a daily basis, but management does not believe there is significant risk on these deposits.

The Bank is required to maintain reserve balances on hand or with the Federal Reserve Bank of Dallas.  At September 30, 2014 and June 30, 2014, these reserve balances amounted to $1,931,000 and $1,612,000, respectively.

ASSETS SEGREGATED FOR REGULATORY PURPOSES

At September 30, 2014, SWS held cash of approximately $181,982,000 segregated in special reserve bank accounts for the exclusive benefit of customers under Rule 15c3-3 of the Exchange Act.  SWS had no reserve deposits in special reserve bank accounts for the Proprietary Accounts of Broker/Dealers (the “PAB”) at September 30, 2014.

At June 30, 2014, SWS held cash of approximately $190,240,000 segregated in special reserve bank accounts for the exclusive benefit of customers under Rule 15c3-3 of the Exchange Act.  SWS had no reserve deposits in special reserve bank accounts for the PAB at June 30, 2014.

RECEIVABLE FROM AND PAYABLE TO BROKERS, DEALERS AND CLEARING ORGANIZATIONS

At September 30, 2014 and June 30, 2014, SWS had receivable from and payable to brokers, dealers and clearing organizations related to the following (in thousands):

	September 30, 2014	June 30, 2014
Receivable:
Securities failed to deliver	$18,674	$23,865
Securities borrowed	2,127,755	1,878,752
Correspondent broker/dealers	25,876	33,982
Clearing organizations	49,664	48,553
Other	18,470	7,789
	$2,240,439	$1,992,941

Payable:
Securities failed to receive	$22,339	$28,210
Securities loaned	2,066,519	1,834,089
Correspondent broker/dealers	13,660	14,386
Other	5,688	37,291
	$2,108,206	$1,913,976

SWS participates in the securities borrowing and lending business by borrowing and lending securities other than those of its clients.  SWS obtains or releases collateral as prices of the underlying securities fluctuate.  Both of these activities are reported on a gross basis by counterparty.  The following table provides information about these receivables and related collateral amounts at September 30, 2014 and June 30, 2014.

September 30, 2014

(in thousands)

	Gross amounts of recognized	Gross amounts offset in the	Net amounts of assets presented in	Gross amounts not offset in the statement of financial position
	assets/	statement of	the statement of	Financial	Cash	Net
Description	liabilities	financial position	financial position	instruments	collateral	amount
Securities borrowed	$2,127,755	$—	$2,127,755	$(2,127,755)	$—	$—
Securities loaned (1)	2,066,519	—	2,066,519	(2,066,519)	—	—

June 30, 2014

(in thousands)

	Gross amounts of recognized	Gross amounts offset in the	Net amounts of assets presented in	Gross amounts not offset in the statement of financial position
	assets/	statement of	the statement of	Financial	Cash	Net
Description	liabilities	financial position	financial position	instruments	collateral	amount
Securities borrowed	$1,878,752	$—	$1,878,752	$(1,878,752)	$—	$—
Securities loaned (1)	1,834,089	—	1,834,089	(1,834,089)	—	—

(1)  Under securities lending agreements, SWS had repledged $2,040,946,000 and $1,807,198,000 at September 30, 2014 and June 30, 2014, respectively.

LOANS AND ALLOWANCE FOR PROBABLE LOAN LOSSES

The Bank grants loans to customers primarily within Texas and New Mexico.  Although the Bank has a diversified loan portfolio, a substantial portion of its portfolio is dependent upon the general economic conditions in Texas and New Mexico.

Loans receivable at September 30, 2014 and June 30, 2014 are summarized as follows and include unamortized discounts and premiums and deferred loan fees and costs of $584,000 and $498,000 at September 30, 2014 and June 30, 2014, respectively (in thousands):

	September 30, 2014	June 30, 2014
Loans measured at fair value:
Commercial real estate	$9,739	$9,901
Multifamily	49,549	43,247
	59,288	53,148
Other loans receivable:
Residential construction	634	650
Lot and land development	4,220	5,152
1-4 family	243,225	217,144
Commercial real estate	178,206	183,389
Multifamily	105,074	97,884
Commercial loans	62,352	61,420
Consumer loans	4,796	3,511
	598,507	569,150
	657,795	622,298
Allowance for probable loan losses	(7,621)	(7,942)
	$650,174	$614,356

At September 30, 2014 and June 30, 2014, the 1-4 family loans included $169,286,000 and $133,854,000, respectively, of purchased mortgage loans held for investment.  The loans, which are subject to policies and procedures governing credit underwriting standards and funding requirements, consisted of participations in newly originated residential loans from various mortgage bankers nationwide purchased at par.  Loans purchased, excluding certain purchased loans which have shown evidence of deterioration since origination as of the date of the acquisition, that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are stated at the amount of unpaid principal, reduced by unearned income and an allowance for loan losses. The Bank assessed accounting for all loans acquired during the period and none of these loans meet the criteria for ASC 310-30 “Loans and Debt Securities Acquired with Deteriorated Credit Quality” (“ASC 310-30”).

To supplement the originated held for investment loan portfolio, the Bank may purchase loans or pools of loans. For any potential purchase, detailed due diligence is performed to ensure credit quality is in line with the credit standards of originated loans. To determine applicability of ASC 310-30, the credit due diligence includes reviews of collateral values, accuracy and completeness of loan documentation, appropriate credit scores, and underwriting standards that are in line with the Bank’s debt to income standards. The codification requires that loans acquired are recorded at a price less than its contractually required payments receivable. The difference between the price and the contractually required payments receivable is attributable to the time value of money. The Bank does not have any loans accounted for under ASC 310-30 for the periods presented in these financial statements. All purchase documents are reviewed to determine sale treatment and compliance with ASC 860. Completed purchases are included in the appropriate category for allowance for loan loss calculations.

The analysis of the allowance for loan losses for the three-months ended September 30, 2014 and 2013 and the recorded investment in loans receivable at September 30, 2014 and 2013 were as follows (in thousands):

	Three-Months Ended September 30, 2014
	Residential Construction	Lot and Land Development	1-4 Family	Commercial Real Estate	Multifamily	Commercial	Consumer	Total

Allowance for credit losses:
Balance at beginning of period	$1	$27	$1,449	$2,603	$2,630	$1,219	$13	$7,942
Charge-offs	—	—	—	(26)	—	(182)	—	(208)
Recoveries	11	9	22	12	—	3	—	57
Net recoveries (charge-offs)	11	9	22	(14)	—	(179)	—	(151)
(Recapture) provision charged to operations	(11)	(22)	113	(377)	299	(243)	71	(170)
Balance at end of period	$1	$14	$1,584	$2,212	$2,929	$797	$84	$7,621
Ending balance: individually evaluated for impairment	$—	$—	$25	$440	$—	$108	$—	$573
Ending balance: collectively evaluated for impairment	$1	$14	$1,559	$1,772	$2,929	$689	$84	$7,048

Financing receivables:
Balance at end of period	$634	$4,220	$243,225	$178,206	$105,074	$62,352	$4,796	$598,507
Ending balance: individually evaluated for impairment	$537	$650	$5,961	$8,536	$—	$4,884	$—	$20,568
Ending balance: collectively evaluated for impairment	$97	$3,570	$237,264	$169,670	$105,074	$57,468	$4,796	$577,939

	Three-Months Ended September 30, 2013
	Residential Construction	Lot and Land Development	1-4 Family	Commercial Real Estate	Multifamily	Commercial	Consumer	Total

Allowance for credit losses:
Balance at beginning of period	$49	$374	$1,528	$3,290	$3,567	$3,530	$5	$12,343
Charge-offs	—	(4)	(97)	(16)	—	(20)	—	(137)
Recoveries	58	7	52	323	—	26	—	466
Net recoveries (charge-offs)	58	3	(45)	307	—	6	—	329
(Recapture) provision charged to operations	(77)	(92)	(408)	(524)	(982)	1,611	6	(466)
Balance at end of period	$30	$285	$1,075	$3,073	$2,585	$5,147	$11	$12,206
Ending balance: individually evaluated for impairment	$23	$141	$151	$77	$—	$2,183	$—	$2,575
Ending balance: collectively evaluated for impairment	$7	$144	$924	$2,996	$2,585	$2,964	$11	$9,631

Financing receivables:
Balance at end of period	$776	$7,680	$146,735	$200,166	$94,172	$69,257	$1,559	$520,345
Ending balance: individually evaluated for impairment	$592	$1,778	$8,119	$9,891	$—	$7,645	$—	$28,025
Ending balance: collectively evaluated for impairment	$184	$5,902	$138,616	$190,275	$94,172	$61,612	$1,559	$492,320

As of September 30, 2014 and 2013, the ratio of loan loss allowance to ending loan balance, excluding purchased mortgage loans held for investment and loans measured at fair value, was 1.78% and 2.85%, respectively.  At September 30, 2014, the Bank recorded a loan loss allowance for purchased mortgage loans held for investment greater than 30 days old of $173,000. At September 30, 2013, there was no loan loss allowance for purchased mortgage loans held for investment because they are held on average for 25 days or less, which substantially reduces credit risk.

Loans receivable on non-accrual status as of September 30, 2014 and June 30, 2014 were as follows (in thousands):

	September 30, 2014	June 30, 2014
Residential construction	$532	$546
Lot and land development	269	291
1-4 family	5,185	5,686
Commercial real estate	4,414	3,946
Commercial loans	4,471	3,852
	$14,871	$14,321

Loans are classified as non-performing when they are 90 days or more past due as to principal or interest or when reasonable doubt exists as to timely collectibility.  The Bank uses a standardized review process to determine which loans should be placed on non-accrual status.  At the time a loan is placed on non-accrual status, previously accrued and uncollected interest is reversed against interest income.  Interest income on non-accrual loans is subsequently recognized to the extent cash payments are received for loans where full collection is likely.  For loans where full collection is not likely, interest payments are applied to the outstanding principal and interest income is only recognized if full payment is made.  The average recorded investment in non-accrual loans for the three-months ended September 30, 2014 and the twelve-months ended June 30, 2014 was approximately $14,672,000 and $16,614,000, respectively.  There was no interest income recorded on non-accrual loans prior to being placed on non-accrual status for the three-months ended September 30, 2014 and 2013.

The following tables highlight the Bank’s recorded investment and unpaid principal balance for impaired loans by type as well as the related allowance, average recorded investment and interest income recognized as of September 30, 2014 and June 30, 2014 (in thousands):

	Recorded Investment(1)	Unpaid Principal Balance(1)	Related Allowance	Average Recorded Investment(2)	Interest Income Recognized(3)
September 30, 2014
With no related allowance recorded:
Residential construction	$537	$734	$—	$538	$—
Lot and land development	650	751	—	654	5
1-4 family	5,932	7,599	—	5,377	10
Commercial real estate	4,653	5,876	—	5,369	25
Commercial loans	4,701	4,937	—	1,840	6
	16,473	19,897	—	13,778	46

	Recorded Investment(1)	Unpaid Principal Balance(1)	Related Allowance	Average Recorded Investment(2)	Interest Income Recognized(3)
September 30, 2014
With an allowance recorded:
1-4 family	$29	$29	$25	$336	$—
Commercial real estate	3,883	3,930	440	3,015	24
Commercial loans	183	240	108	2,583	—
	4,095	4,199	573	5,934	24

September 30, 2014
Total
Residential construction	$537	$734	$—	$538	$—
Lot and land development	650	751	—	654	5
1-4 family	5,961	7,628	25	5,713	10
Commercial real estate	8,536	9,806	440	8,384	49
Commercial loans	4,884	5,177	108	4,423	6
	$20,568	$24,096	$573	$19,712	$70

June 30, 2014
With no related allowance recorded:
Residential construction	$551	$738	$—	$483	$—
Lot and land development	677	776	—	309	30
1-4 family	5,182	6,827	—	5,513	32
Commercial real estate	6,852	8,015	—	6,005	65
Commercial loans	336	356	—	3,851	55
	13,598	16,712	—	16,161	182

	Recorded Investment(1)	Unpaid Principal Balance(1)	Related Allowance	Average Recorded Investment(2)	Interest Income Recognized(3)
June 30, 2014
With an allowance recorded:
Residential construction	$—	$—	$—	$90	$—
Lot and land development	—	—	—	935	—
1-4 family	490	493	39	1,930	—
Commercial real estate	2,606	2,652	458	2,203	66
Commercial loans	3,783	3,832	410	1,979	—
	6,879	6,977	907	7,137	66

June 30, 2014
Total
Residential construction	$551	$738	$—	$573	$—
Lot and land development	677	776	—	1,244	30
1-4 family	5,672	7,320	39	7,443	32
Commercial real estate	9,458	10,667	458	8,208	131
Commercial loans	4,119	4,188	410	5,830	55
	$20,477	$23,689	$907	$23,298	$248

(1)         The difference between the unpaid principal balance and the recorded investment of impaired loans with no related allowance recorded is primarily comprised of partial charge-offs that were previously recognized.

(2)         Represents the average recorded investment for the three-months ended September 30, 2014 and the twelve-months ended June 30, 2014, respectively.

(3)         Represents interest income recognized on impaired loans for the three-months ended September 30, 2014 and the twelve-months ended June 30, 2014, respectively.

The Bank prepares a criticized and classified loan report that it uses to assist in calculating an adequate allowance for loan losses.  The following tables summarize this report and highlight the overall quality of the Bank’s financing receivables as of September 30, 2014 and June 30, 2014 (in thousands):

	Pass	Special Mention(1)	Substandard(2)	Total

September 30, 2014
Loans measured at fair value:
Commercial real estate	$9,739	$—	$—	$9,739
Multifamily	49,549	—	—	49,549
	59,288	—	—	59,288
Other loans receivable:
Residential construction	102	—	532	634
Lot and land development	3,472	—	748	4,220
1-4 family	237,977	—	5,248	243,225
Commercial real estate	157,555	3,163	17,488	178,206
Multifamily	105,074	—	—	105,074
Commercial loans	49,243	1,609	11,500	62,352
Consumer loans	4,796	—	—	4,796
	558,219	4,772	35,516	598,507
	$617,507	$4,772	$35,516	$657,795

	Pass	Special Mention(1)	Substandard(2)	Total

June 30, 2014
Loans measured at fair value:
Commercial real estate	$9,901	$—	$—	$9,901
Multifamily	43,247	—	—	43,247
	53,148	—	—	53,148
Other loans receivable:
Residential construction	104	—	546	650
Lot and land development	4,172	—	980	5,152
1-4 family	211,278	107	5,759	217,144
Commercial real estate	155,619	4,522	23,248	183,389
Multifamily	97,884	—	—	97,884
Commercial loans	47,397	8,096	5,927	61,420
Consumer loans	3,511	—	—	3,511
	519,965	12,725	36,460	569,150
	$573,113	$12,725	$36,460	$622,298

(1)         These loans are currently protected by the current sound worth and paying capacity of the obligor, but have a potential weakness that would create a higher credit risk.

(2)         These loans exhibit well-defined weaknesses that could jeopardize the ultimate collection of all or part of the debt.  Substandard loans are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged.  They are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected.  Loss potential, while existing in the aggregate for substandard assets, does not have to exist in individual assets classified as “Substandard.”

The following tables highlight the age of the Bank’s past due financing receivables as of September 30, 2014 and June 30, 2014 (in thousands):

	30-59 Days Past Due	60-89 Days Past Due	90 Days and Greater Past Due	Total Past Due	Current	Total Financing Receivables	Recorded Investment > 90 Days and Accruing
September 30, 2014
Loans measured at fair value:
Commercial real estate	$—	$—	$—	$—	$9,739	$9,739	$—
Multifamily	—	—	—	—	49,549	49,549	—
	—	—	—	—	59,288	59,288	—
Other loans receivable:
Residential construction	—	—	—	—	634	634	—
Lot and land development	—	—	—	—	4,220	4,220	—
1-4 family	—	243	489	732	242,493	243,225	—
Commercial real estate	999	—	1,711	2,710	175,496	178,206	—
Multifamily	—	—	—	—	105,074	105,074	—
Commercial loans	—	—	4,328	4,328	58,024	62,352	—
Consumer loans	—	—	—	—	4,796	4,796	—
	999	243	6,528	7,770	590,737	598,507	—
	$999	$243	$6,528	$7,770	$650,025	$657,795	$—

	30-59 Days Past Due	60-89 Days Past Due	90 Days and Greater Past Due	Total Past Due	Current	Total Financing Receivables	Recorded Investment > 90 Days and Accruing
June 30, 2014
Loans measured at fair value:
Commercial real estate	$—	$—	$—	$—	$9,901	$9,901	$—
Multifamily	—	—	—	—	43,247	43,247	—
	—	—	—	—	53,148	53,148	—
Other loans receivable:
Residential construction	—	—	—	—	650	650	—
Lot and land development	—	—	14	14	5,138	5,152	—
1-4 family	117	643	740	1,500	215,644	217,144	—
Commercial real estate	3,008	1,782	1,190	5,980	177,409	183,389	—
Multifamily	—	—	—	—	97,884	97,884	—
Commercial loans	3	785	3,688	4,476	56,944	61,420	—
Consumer loans	—	—	—	—	3,511	3,511	—
	3,128	3,210	5,632	11,970	557,180	569,150	—
	$3,128	$3,210	$5,632	$11,970	$610,328	$622,298	$—

In certain circumstances, the Bank modifies the terms of its loans to a troubled borrower.  Modifications may include extending the maturity date, reducing the stated interest rate, rescheduling future cash flows or some combination thereof.  The Bank accounts for the modification as a troubled debt restructuring (“TDR”).

Loans that have been modified in a TDR continue to be considered restructured until paid in full.  These loans, including loans restructured in the prior 12 months that defaulted during the period, are individually evaluated for impairment taking into consideration payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due.  A specific allowance for an impaired loan that has been modified in a TDR is established when the loan’s fair value is lower than its recorded investment.  In addition, the historical loss rates of loans modified in TDRs, by portfolio segment, are factored into the formula utilized to determine the general allowance for probable loan losses.

The table below presents the recorded investment in loans modified in TDRs as of September 30, 2014 and June 30, 2014 (in thousands):

	September 30, 2014	June 30, 2014
Residential construction	$537	$551
Lot and land development	650	662
1-4 family	4,565	4,932
Commercial real estate	5,640	6,812
Commercial	605	656
	$11,997	$13,613

The allowance for loan losses associated with loans modified in TDRs as of September 30, 2014 and June 30, 2014, was $116,000 and $96,000, respectively.  The recorded investment includes $3,275,000 and $4,165,000 of loans on accrual status as of September 30, 2014 and June 30, 2014, respectively.  Loans modified in TDRs are placed on accrual status when a reasonable period of payment performance by the borrower demonstrates the ability and capacity to meet the restructured terms.

The following table summarizes the financial effects of loan modifications accounted for as TDRs that occurred during the three-months ended September 30, 2014 and 2013 (dollars in thousands):

	Three-Months Ended September 30, 2014			Three-Months Ended September 30, 2013
	Number of Contracts	Pre- Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment(1)	Number of Contracts	Pre- Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment(1)
Commercial	—	$—	$—	1	$168	$168
	—	$—	$—	1	$168	$168

(1) Post-modification balances include direct charge-offs recorded at the time of modification.

The table below summarizes the type of loan modifications made and the post modification outstanding recorded investment for TDRs during the three-months ended September 30, 2014 and 2013 (in thousands):

	Amount of TDR Loan Modifications
Type of Modification	Three-Months Ended September 30, 2014	Three-Months Ended September 30, 2013
Rescheduled future cash flows	$—	$168
	$—	$168

Loan modifications accounted for as TDRs within the previous 12 months that subsequently defaulted (a payment default is defined as a loan 60 days or more past due) during the three-months ended September 30, 2014 and 2013 are summarized in the following table (dollars in thousands):

	Three-Months Ended September 30, 2014		Three-Months Ended September 30, 2013
	Number of Contracts	Recorded Investment	Number of Contracts	Recorded Investment
1-4 family	—	$—	1	$441
	—	$—	1	$441

The Bank has elected to measure certain loans at fair value.  See discussion in “Note 1(x). Fair Value of Financial Instruments” and “Note 1(g). Loans and Allowance for Loan Losses” in the Notes to the Consolidated Financial Statements in the Fiscal 2014 Form 10-K.  The Bank recognized interest income on loans measured at fair value separately from other changes in fair value.  As of September 30, 2014, there were no loans measured at fair value on non-accrual status or 90 days or more past due and still accruing.

The following tables summarize the amortized cost, gross unrealized gains and losses and the fair value of loans measured at fair value at September 30, 2014 and June 30, 2014 for the Bank (in thousands):

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains (1)	Losses (1)	Value
September 30, 2014
Commercial real estate	$9,694	$73	$(28)	$9,739
Multifamily	49,085	479	(15)	49,549
	$58,779	$552	$(43)	$59,288

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains (1)	Losses (1)	Value
June 30, 2014
Commercial real estate	$9,791	$131	$(21)	$9,901
Multifamily	42,642	610	(5)	43,247
	$52,433	$741	$(26)	$53,148

(1) Unrealized gains (losses) are recorded in other revenues on the Consolidated Statements of Comprehensive Loss.

Variable Interest Entities.

The Company’s variable interest entity (“VIE”) policies are discussed in “Note 5. Loans and Allowance for Probable Loan Losses” in the Notes to the Consolidated Financial Statements in the Fiscal 2014 Form 10-K.

The loans to commercial borrowers noted in the table below, which have been modified as a troubled debt restructuring, triggering a reconsideration event, meet the definition of a VIE because the legal entities have a total equity investment at risk that is not sufficient to permit the entity to finance its activities without additional subordinated financial support, leading to the borrowers request for a loan modification.  The Company, however, does not meet the definition of a primary beneficiary of the legal entities even though the Company has customary lender’s rights and remedies, as provided in the related promissory notes and loan agreements.  The Company does not possess the power to direct the activities of the legal entities that most significantly impact the legal entities economic performance nor does the Company have the obligation to absorb potentially significant losses or the right to receive potentially significant benefits from the legal entities.  Accordingly, the legal entities are not consolidated in the Company’s financial statements.

The following table presents the carrying amount and maximum exposure to loss associated with the Company’s variable interests in unconsolidated VIEs as of September 30, 2014 and June 30, 2014 (dollars in thousands):

	September 30, 2014			June 30, 2014
	Number of VIEs	Carrying Amount of Assets	Maximum Exposure to Loss	Number of VIEs	Carrying Amount of Assets	Maximum Exposure to Loss

Loans to commercial borrowers	10	$7,843	$6,346	10	$7,794	$6,481

The carrying amount of the Company’s recorded investment in these loans is included in loans, net of allowance for loan losses in the Consolidated Statements of Financial Condition.

SECURITIES OWNED AND SECURITIES SOLD, NOT YET PURCHASED

Securities owned and securities sold, not yet purchased at September 30, 2014 and June 30, 2014 consisted of the following (in thousands):

	September 30, 2014	June 30, 2014
Securities owned:
Corporate equity securities	$1,222	$1,155
Municipal obligations	54,621	52,247
U.S. government and government agency obligations	59,198	50,559
Corporate obligations	122,351	95,712
Other-primarily unit investment trusts	32,710	35,952
	$270,102	$235,625

Securities sold, not yet purchased:
Municipal obligations	$—	$9
U.S. government and government agency obligations	93,021	74,391
Corporate obligations	67,069	46,814
Other	206	141
	$160,296	$121,355

Securities owned and securities sold, not yet purchased are carried at fair value.  See additional discussion in “Fair Value of Financial Instruments”.

Some of these securities were pledged as collateral to secure short-term borrowings (see “Short-Term Borrowings”) and as security deposits at clearing organizations for the Company’s clearing business.  At September 30, 2014 and June 30, 2014, securities pledged as security deposits at clearing organizations were $8,000,000 and $7,099,000, respectively.

Included in the balance of securities sold, not yet purchased-U.S. government and government agency obligations, are $1,972,000 of “to-be-announced” securities (“TBAs”). TBAs are purchase and sale agreements of forward mortgage-backed securities whose collateral remains to-be-announced until just prior to the trade settlement. The TBAs are accounted for as derivatives under Accounting Standards Codification (“ASC”) 815 “Derivatives and Hedging.” The Company does not apply hedge accounting for these TBA securities.  Accordingly, the securities are carried at fair value with unrealized and realized gains recorded in net gains on principal transactions on the Consolidated Statements of Comprehensive Loss.  All of the Company’s derivative transactions are entered into to facilitate customer transactions.

The Company also enters into TBAs in order to assist clients (generally small to mid-size mortgage loan originators) in hedging the interest rate risk associated with the mortgages owned by the clients.  In general, the Company will enter into a TBA purchase agreement with the client and then immediately enter into a TBA sale agreement with identical terms and the same settlement date with a separate counter-party.  The Company earns revenue through a commission charged to the customer.  Because the Company has purchased and sold the same security, it is no longer exposed to market movements of the underlying TBA.  At September 30, 2014 and June 30, 2014, the Company had unsettled TBA purchase contracts and offsetting TBA sale agreements in the notional amount of $1,069,715,000 and $1,081,284,000, respectively.

SECURITIES HELD TO MATURITY

Securities held to maturity consisted of the following (in thousands):

	September 30, 2014	June 30, 2014

Government National Mortgage Association (“GNMA”) Securities	$11,482	$12,549

In March 2011, the Bank purchased GNMA securities at a cost of $35,525,000, including a premium of $525,000.  The premium is amortized over the period from the date of purchase to the stated maturity date (15 years) of the GNMA securities using the interest method.  These securities are classified as held to maturity and are accounted for at amortized cost.  The weighted average yield on this investment is expected to be 2.4% and the weighted average maturity is expected to be 1.9 years.

The Bank recorded $16,000 and $20,000 in amortization of the premiums during the three-months ended September 30, 2014 and 2013, respectively.  During the three-months ended September 30, 2014 and 2013, the Bank received $1,141,000 and $1,802,000 of principal and interest payments, respectively, recording $90,000 and $125,000 in interest, respectively.

The amortized cost, estimated fair value and unrecognized holding gain of securities held to maturity at September 30, 2014, by contractual maturity date, are shown below (in thousands).  Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties.

	Securities Held to Maturity
	Amortized Cost	Fair Value	Unrecognized Holding Gain

Due after ten years	$11,482	$11,807	$(325)

SECURITIES PURCHASED/SOLD UNDER AGREEMENTS TO RESELL/REPURCHASE

At September 30, 2014 and June 30, 2014, SWS held reverse repurchase agreements collateralized by U.S. government and government agency obligations and securities sold under repurchase agreements.  These securities are reported on a gross basis in the Consolidated Statements of Financial Condition.

Securities sold under repurchase agreements, which are secured borrowings, generally mature within one to four days from the transaction date.  Securities sold under repurchase agreements are reflected at the amount of cash received in connection with the transactions.  The Company may be required to provide additional collateral based on the fair value of the underlying securities.  The Company monitors the fair value of the underlying securities on a daily basis.  Interest on these amounts is accrued and is included in the Consolidated Statements of Financial Condition in other liabilities.

The following table provides information about these instruments and any related collateral amounts at September 30, 2014 and June 30, 2014.

September 30, 2014

(in thousands)

	Gross amounts of recognized	Gross amounts offset in the	Net amounts of assets presented in	Gross amounts not offset in the statement of financial position
Description	assets/ liabilities	statement of financial position	the statement of financial position	Financial instruments	Cash collateral	Net amount
Reverse Repurchase Agreements	$74,961	$—	$74,961	$(74,723)	$—	$238
Repurchase Agreements	48,948	—	48,948	(48,948)	—	—

June 30, 2014

(in thousands)

	Gross amounts of recognized	Gross amounts offset in the	Net amounts of assets presented in	Gross amounts not offset in the statement of financial position
Description	assets/ liabilities	statement of financial position	the statement of financial position	Financial instruments	Cash collateral	Net amount
Reverse Repurchase Agreements	$72,582	$—	$72,582	$(72,346)	$—	$236
Repurchase Agreements	39,343	—	39,343	(39,343)	—	—

SECURITIES AVAILABLE FOR SALE

SWS Group owns shares of common stock of Westwood Group, Inc. (“Westwood”), which it classifies as securities available for sale.  In addition to the shares of common stock owned by SWS Group, the Bank owns U.S. government and government agency and municipal obligations that are available for sale.  The unrealized holding gains (losses), net of tax, related to these securities are recorded as a separate component of stockholders’ equity on the Consolidated Statements of Financial Condition.

The following tables summarize the cost of equity securities, amortized cost of debt securities and market value of these investments at September 30, 2014 and June 30, 2014 (dollars in thousands):

		Original/	Gross	Gross	Gross
	Shares	Amortized	Unrealized	Unrealized	Realized	Market
	Held	Cost	Gains	Losses	Losses	Value
September 2014
Westwood common stock	2,219	$7	$209	$—	$(90)	$126
Continuous unrealized loss less than 12 months:
U.S. government and government agency obligations	N/A	176,126	263	(1,019)	—	175,370
Municipal obligations	N/A	26,513	383	(14)	—	26,882
Continuous unrealized loss for 12 months or greater:
U.S. government and government agency obligations	N/A	237,917	—	(7,464)	—	230,453
Municipal obligations	N/A	14,770	—	(128)	—	14,642
		$455,333	$855	$(8,625)	$(90)	$447,473

		Original/	Gross	Gross	Gross
	Shares	Amortized	Unrealized	Unrealized	Realized	Market
	Held	Cost	Gains	Losses	Losses	Value
June 2014
Westwood common stock	2,219	$7	$216	$—	$(90)	$133
Continuous unrealized loss less than 12 months:
U.S. government and government agency obligations	N/A	204,265	869	(476)	—	204,658
Municipal obligations	N/A	24,982	325	(8)	—	25,299
Continuous unrealized loss for 12 months or greater:
U.S. government and government agency obligations	N/A	254,643	—	(6,788)	—	247,855
Municipal obligations	N/A	17,125	—	(222)	—	16,903
		$501,022	$1,410	$(7,494)	$(90)	$494,848

In fiscal 2014, the Bank purchased U.S. government and government agency and municipal obligations securities at a cost of $177,085,000, including a net premium of $2,335,000.  The premium is amortized over the period from the date of purchase to the stated maturity date (weighted average of 4.29 years at September 30, 2014 and 4.13 years at June 30, 2014) using the interest method.  For fiscal 2015, the Bank has not purchased securities.

During the three-months ended September 30, 2014 and 2013, the Bank recorded $518,000 and $580,000, respectively, in amortization of the premium and received $17,723,000 and $15,887,000, respectively, of principal and interest payments, recording $2,955,000 and $2,853,000, respectively, in interest income on these securities.

During the three-months ended September 30, 2014 and 2013, U.S. government and municipal obligations of $11,705,000 and $4,235,000, respectively, matured.

Also, during the first quarter of fiscal 2015, the Bank sold $18,698,000 in U.S. government and government agency obligations, recognizing gains of $16,000 in other revenue and a $10,400 (the $16,000 net of tax) reclassification adjustment from accumulated other comprehensive income.

For the U.S. government and government agency obligations which were in a continuous unrealized loss position for 12 months or longer as of September 30, 2014, the Bank reviewed the circumstances of the loss position and determined that a permanent impairment was not necessary.

INVESTMENTS

SWS has interests in four investment partnerships that it accounts for under the equity method of investment, which approximates fair value.  One is a limited partnership venture capital fund in which SWS has invested $5,000,000.  Based on a review of the fair value of this limited partnership interest, SWS determined that its share of the investments made by the limited partnership was valued at $530,000 as of September 30, 2014 and June 30, 2014.  SWS did not record any gains or losses for the three-months ended September 30, 2014 and recorded net gains of $4,000 for the three-months ended September 30, 2013.  The limited partnership venture capital fund has entered into an agreement with the Small Business Administration (“SBA”) for a self-liquidation plan.

Two investments are limited partnership equity funds to which the Bank has commitments of $3,000,000 and $2,000,000, respectively, and are considered cost effective ways of meeting its obligations under the Community Reinvestment Act (the “CRA”).  As of September 30, 2014 and June 30, 2014, the Bank’s recorded investments in these partnerships were $3,105,000 and $3,046,000, respectively.  During the three-months ended September 30, 2014 and 2013, the Bank recorded net gains of $59,000 and $47,000, respectively, related to these investments.

On December 31, 2012, the Bank executed a $5,000,000 loan agreement with one of the partnerships with a maturity date of December 31, 2015.  At September 30, 2014 and June 30, 2013, the outstanding balance was $3,500,000 and $3,848,000, respectively.  The loan bears interest at a rate of 4.25% per annum and interest is due monthly.  The Bank earned approximately $39,000 and $26,000 in interest income for the three-months ended September 30, 2014 and 2013, respectively.

In April 2012, the Bank acquired an interest in a private investment fund to obtain additional credit for its obligations under the CRA.  The Bank has committed to invest $3,000,000 in the fund and to date has contributed $480,000 in the fund.  For the three-months ended September 30, 2014, the Bank recorded net gains of $22,000.  For the three-months ended September 30, 2013, the Bank recorded net losses of $50,000.  During the three-months ended September 30, 2014, the Bank received a cash distribution of $23,000 from this investment.  During the three-months ended September 30, 2013, the Bank received no cash distribution from this investment.  The recorded investment in this fund was $231,000 and $232,000 at September 30, 2014 and June 30, 2014, respectively.

Management believes that these investments fall within an exception to the restrictions set forth in the Volcker Rule.

REO

REO is valued at the lower of cost or market, less a selling discount and is included in other assets in the Consolidated Statements of Financial Condition.  For those investments where the REO is valued at market, the value is determined by third party appraisals or if the REO is subject to a sales contract, by the accepted sales amount.  In addition, under certain circumstances, the Bank adjusts appraised values to more accurately reflect the economic conditions of the area at the time of valuation or to reflect changes in market value occurring subsequent to the appraisal date.  The amount of subsequent REO write-downs required to reflect current fair value was $243,000 and $201,000 for the three-months ended September 30, 2014 and 2013, respectively.

SERVICING ASSETS

During fiscal 2014 and 2013, the Bank sold $23,598,000 of SBA loans resulting in gains of $2,811,000.  In addition, in connection with the fiscal 2014 and 2013 sales, the Bank recorded servicing assets of $534,000.   There were no such sales in the first quarter of fiscal 2015.   At September 30, 2014 and June 30, 2014, the servicing assets had a value of $321,000 and $447,000, respectively.  The Bank accounts for its servicing rights in accordance with Accounting Standards Codification (“ASC”) 860-50, “Servicing Assets and Liabilities,” at amortized cost.  The codification requires that servicing rights acquired through the origination of loans, which are sold with servicing rights retained, are recognized as separate assets.  Servicing assets are recorded as the difference between the contractual servicing fees and adequate compensation for performing the servicing, and are periodically reviewed and adjusted for any impairment.  The amount of impairment recognized, if any, is the amount by which the servicing assets exceed their fair value.  For the three-months ended September 30, 2014 and 2013, the Bank recorded a charge to earnings as an impairment for servicing assets of $36,000 and $33,000, respectively.  The servicing asset valuation allowance at September 30, 2014 and June 30, 2014 was $49,000 and $12,000, respectively.  Fair value of the servicing assets is estimated using discounted cash flows based on current market interest rates.  See “Note 1(x). Fair Value of Financial

Instruments” in the Notes to the Consolidated Financial Statement in the Fiscal 2014 Form 10-K and “Fair Value Financial Instruments”.  Servicing rights are amortized in proportion to, and over the period of the related net servicing income.

INTEREST RATE SWAPS

The Company’s interest rate swap policies are discussed in “Note 1(m). Interest Rate Swaps in Cash Flow Hedging Relationships” in the Notes to the Consolidated Financial Statements in the Fiscal 2014 Form 10-K.

Since fiscal 2013, the Bank has entered into forward-start interest rate swaps to mitigate risk from its exposure to variability in interest payments on the Bank’s variable rate deposits.  The Bank’s forward-start interest rate swaps exchange fixed for variable interest payments beginning at a pre-specified date in the future according to the terms of the swap agreements and are designated as cash flow hedges.  As of September 30, 2014 and June 30, 2014, the notional amount of interest rate swap agreements designated as cash flow hedging instruments was $90,000,000 with a net fair value of $(662,000), and $115,000,000 with a net fair value of $(1,018,000), respectively, included in other assets and other liabilities, on the Consolidated Statements of Financial Condition.  During the three-months ended September 30, 2014, the Bank recognized net gains of $77,000 in other revenue on the Consolidated Statements of Comprehensive Loss as a result of a gain of $146,000 related to the termination of $74,000 of liability position swaps and a net loss of $69,000 recorded in accumulated other comprehensive income during the term of the hedging relationship and reclassified into earnings for the three-months ended September 30, 2014 on the effective portion of gains and losses on the terminated derivative instruments designated and qualifying as cash flow hedges.

In addition, interest rate swaps are used by the Bank to manage interest rate risk on certain fixed rate loans funded with variable rate deposits which exposes the Bank to potential variability in its net interest margin.  These fixed rate loans include terms matching the interest rate swaps and are recorded at fair value under the fair value option election.  See discussion in “Loans and Allowance for Probable Loan Losses” for information regarding these loans valued at fair value.  As of September 30, 2014 and June 30, 2014, the notional amount of interest rate swaps outstanding related to fixed rate loan transactions was $58,779,000 with a net fair value of $(201,000), and $52,433,000 with a fair value of $(457,000), respectively, included in other assets and other liabilities on the Consolidated Statements of Financial Condition.

For the three-months ended September 30, 2014, net gains recognized in other revenue on the Consolidated Statements of Comprehensive Loss as a result of changes in fair value of the interest rate swaps, not designated as cash flow hedges, were $256,000.   For the three-months ended September 30, 2013, net losses recognized in other revenue on the Consolidated Statements of Comprehensive Loss as a result of changes in fair value of the interest rate swaps, not designated as cash flow hedges, were $191,000.

At September 30, 2014 and June 30, 2014, the Bank had three securities with combined carrying amounts of approximately $15,996,000 and $9,516,000, respectively, and fair value amounts of approximately $15,716,000 and $9,372,000, respectively, pledged to secure interest rate swaps.

SHORT-TERM BORROWINGS

Brokerage.

Uncommitted lines of credit

Southwest Securities has credit arrangements with commercial banks, which include broker loan lines up to $400,000,000.  These lines of credit are used primarily to finance securities owned, securities held for correspondent broker/dealer accounts, receivables in customers’ margin accounts and underwriting activities.  These lines may also be used to release pledged collateral against day loans. These credit arrangements are provided on an “as offered” basis and are not committed lines of credit.  These arrangements can be terminated at any time by the lender.  Any outstanding balance under these credit arrangements is due on demand and bears interest at rates indexed to the federal funds rate (0.07% at September 30, 2014 and 0.09% at June 30, 2014).  The total amount of borrowings available under these lines of credit is reduced by the amount available under the options trading unsecured letter of credit, referenced below.  At September 30, 2014, the amount outstanding under these secured arrangements was $100,000,000, which was collateralized by securities held for firm accounts valued at $135,383,000.  At June 30, 2014, the amount outstanding under these secured arrangements was $59,000,000, which was collateralized by securities held for firm accounts valued at $99,202,000.

At September 30, 2014 and June 30, 2014, Southwest Securities had a $20,000,000 unsecured line of credit that is due on demand and bears interest at rates indexed to the federal funds rate.  This credit arrangement is provided on an “as offered” basis and is not a committed line of credit.  The total amount of borrowings available under this line of credit is reduced by the amount outstanding on the line and under any unsecured letters of credit at the time of borrowing.  At September 30, 2014 and June 30, 2014, there were no amounts outstanding on this line.  At September 30, 2014 and June 30, 2014, the total amount available for borrowing was $20,000,000.

Committed lines of credit

On January 28, 2011, Southwest Securities entered into an agreement with an unaffiliated bank for a $45,000,000 committed revolving credit facility.  The commitment fee is 37.5 basis points per annum, and when drawn, the interest rate is equal to the federal funds rate plus 125 basis points.  The agreement provides that Southwest Securities must maintain a tangible net worth of at least $150,000,000.  The agreement was renewed on January 23, 2014 and has the same terms as the initial agreement.  As of September 30, 2014 and June 30, 2014, there were no outstanding amounts under the committed revolving credit facility.

Letters of credit

The Company pledges customer securities to the Option Clearing Corporation to support open customer positions.  At September 30, 2014 and June 30, 2014, the Company had pledged $76,352,000 and $74,326,000, respectively, to support these open customer positions.

In addition to using customer securities to collateralize short-term borrowings, SWS also loans client securities as collateral in conjunction with SWS’s securities lending activities.  At September 30, 2014, approximately $318,257,000 of client securities under customer margin loans was available to be pledged, of which SWS had pledged $25,573,000 under securities loan agreements.  At June 30, 2014, approximately $328,172,000 of client securities under customer margin loans was available to be pledged, of which SWS had pledged $26,890,000 under securities loan agreements.

Banking.

In the second quarter of fiscal 2010, the Bank entered into a secured line of credit agreement with the Federal Reserve Bank of Dallas.  This line of credit is secured by the Bank’s commercial loan portfolio.  This line is due on demand and bears interest at a rate equal to the federal funds target rate plus 50 basis points.  At September 30, 2014 and June 30, 2014, the total amount available under this line was $30,568,000 and $42,857,000, respectively.  There was no amount outstanding at September 30, 2014 and June 30, 2014.

DEPOSITS

The Bank’s deposits at September 30, 2014 and June 30, 2014 consisted of the following (dollars in thousands):

	September 30, 2014		June 30, 2014
	Amount	Percent	Amount	Percent

Noninterest bearing demand accounts	$69,166	7.1%	$68,797	6.9%
Interest bearing demand accounts	10,698	1.1	7,921	0.8
Savings accounts	839,745	86.4	880,212	88.0
Limited access money market accounts	26,549	2.8	16,248	1.6
Certificates of deposit, less than $100,000	14,711	1.5	15,434	1.5
Certificates of deposit, $100,000 and greater	10,820	1.1	11,527	1.2
	$971,689	100.0%	$1,000,139	100.0%

The weighted average interest rate on the Bank’s deposits was approximately 0.03% at September 30, 2014 and 0.04% at June 30, 2014, respectively.

At September 30, 2014, scheduled maturities of certificates of deposit were as follows (in thousands):

	1 Year or Less	> 1 Year Through 2 Years	> 2 Years Through 3 Years	> 3 Years Through 4 Years	Thereafter	Total
Certificates of deposit, less than $100,000	$12,072	$1,417	$447	$349	$426	$14,711
Certificates of deposit, $100,000 and greater	9,424	1,294	102	—	—	10,820
	$21,496	$2,711	$549	$349	$426	$25,531

The Bank is funded primarily by core deposits, with interest-bearing savings accounts from Southwest Securities’ customers making up a significant source of these deposits.

ADVANCES FROM THE FEDERAL HOME LOAN BANK

At September 30, 2014 and June 30, 2014, advances from the FHLB were due as follows (in thousands):

	September 30, 2014	June 30, 2014
Maturity:
Due in one year	$2,453	$1,551
Due in two years	6,239	5,198
Due in five years	46,598	49,166
Due in seven years	11,084	8,292
Due in ten years	1,275	4,266
Due in twenty years	8,628	8,743
	76,277	77,216
Restructuring prepayment penalty	(75)	(86)
	$76,202	$77,130

The advances from the FHLB had interest rates ranging from less than 1% to 6% and were collateralized by approximately $223,835,000 in qualifying loans at September 30, 2014 (calculated at June 30, 2014).  The weighted average interest rate was 2.3% at September 30, 2014.  At June 30, 2014 (calculated at March 31, 2014), the advances from the FHLB had interest rates from less than 1% to 6% and were collateralized by approximately $220,052,000 in qualifying loans.  The weighted average interest rate was 2.3% at June 30, 2014.

During the second quarter of fiscal 2013, the Bank restructured a portion of its fixed-rate FHLB advances with lower-cost FHLB advances.  Upon restructuring, the Bank incurred a $166,000 prepayment penalty, which is being amortized using the effective interest method over the contractual term of the restructured advances.  Amortization expense for the three-months ended September 30, 2014 and 2013 was $11,000 and $12,000, respectively.

At September 30, 2014, the Bank had net borrowing capacity with the FHLB of $147,558,000.

DEBT ISSUED WITH STOCK PURCHASE WARRANTS

On March 20, 2011, the Company entered into a Funding Agreement (the “Funding Agreement”) with Hilltop and Oak Hill Capital Partners III, L.P. (“OHCP”) and Oak Hill Capital Management Partners III, L.P. (collectively with OHCP, “Oak Hill”).  On July 29, 2011, after receipt of stockholder and regulatory approval, the Company completed the following transactions contemplated by the Funding Agreement:

•                  entered into a $100,000,000, five year, unsecured credit agreement with Hilltop and Oak Hill that accrues interest at a rate of 8% per annum;

•                  issued warrants to Hilltop and Oak Hill allowing each to purchase up to 8,695,652 shares of the Company’s common stock; and

•                  granted Hilltop and Oak Hill certain rights, including certain registration rights, preemptive rights, and the right for each to appoint one person to the Company’s Board of Directors for so long as each owns 9.9% or more of all of the outstanding shares of the Company’s common stock or securities convertible into at least 9.9% of the Company’s outstanding common stock.

On July 29, 2011, in connection with the loans made by Hilltop and Oak Hill under the Credit Agreement, the Company issued a warrant to Hilltop to purchase up to 8,695,652 shares of common stock (and in certain cases described below, shares of Non-Voting Perpetual Participating Preferred Stock, Series A (the “Series A Preferred Stock”)), and warrants to Oak Hill to purchase up to 8,695,652 shares of common stock (and in certain cases described below, shares of Series A Preferred Stock).  These warrants are exercisable for five years and have a fixed exercise price of $5.75 per share, subject to standard anti-dilution adjustments for extraordinary corporate transactions, such as stock splits, dividends and combinations, the issuance of stock purchase rights, debt or asset distributions (including cash), tender offers or exchange offers and entry into certain business combinations. In addition, the warrants have a weighted average anti-dilution adjustment in the event the Company issues shares of common stock at less than 90% of the market price of the common stock on the date prior to the pricing of such shares.

The warrants provide that the Company would only issue shares of Series A Preferred Stock upon the exercise of warrants if it is necessary to prevent Hilltop or Oak Hill from owning or being deemed to own shares of the Company’s common stock in excess of the “Ownership Limit” provided in the warrants.  The “Ownership Limit” is 24.9% of any class of the securities of the Company or such level that Hilltop or Oak Hill reasonably determines would prevent them from being deemed to control the Company for purposes of the federal banking laws and regulations specified in the warrants.  No shares of Series A Preferred Stock are issued or outstanding at September 30, 2014 and June 30, 2014. For additional discussion concerning the Series A Preferred Stock see the discussion in “Preferred Stock.”

On July 29, 2011, the warrants were recorded as a liability in the Consolidated Statements of Financial Condition at fair value.  Initial and subsequent valuations of the warrants use a binomial valuation model.  At initial valuation, July 29, 2011, the closing stock price was $5.45 per share yielding a fair value of $24,136,000.

On September 26, 2014, Oak Hill partially exercised its warrants to purchase 6,521,739 shares of SWS Group common stock for $5.75 per share, paid by automatically reducing the amount outstanding due to Oak Hill as lenders under the Credit Agreement by $37,500,000, as required by the terms of the warrants.  Additionally, the Company recorded $46,565,000 as equity in the Consolidated Statements of Financial Condition for the issuance of the 6,521,739 shares of SWS Group common stock.  Following this partial warrant exercise, Oak Hill continues to hold warrants exercisable to purchase 2,173,913 shares of SWS Group common stock.

At September 26, 2014, the closing stock price used in the binomial valuation model was $7.14 and the warrants were valued at $25,522,000.  The change in fair value from June 30, 2014 to September 26, 2014 of $2,274,000 was reflected as an unrealized gain on warrants valuation on the Consolidated Statements of Comprehensive Loss.  Oak Hill’s warrants to purchase 6,521,739 shares of SWS Group common stock had a fair value upon conversion of $9,571,000 and SWS recognized a $506,000 gain representing the time to maturity portion of the warrant fair value, recorded in unrealized gain on warrants valuation on the Consolidated Statements of Comprehensive Loss.

At September 30, 2014 and June 30, 2014, the closing stock prices used in the binomial valuation model were $6.89 and $7.28, respectively, and the outstanding warrants were valued at $14,292,000 and $27,796,000, respectively.  The change in fair value from September 26, 2014 to September 30, 2014 and for the three-months ended September 30, 2013 of $1,659,000 and $1,967,000, respectively, was reflected as unrealized gains on warrants valuation on the Consolidated Statements of Comprehensive Loss.  The warrants are classified as Level 3 in the fair value hierarchy as disclosed in “Fair Value of Financial Instruments.”

The loan is recorded as a liability with an interest rate of 8% per annum, a five year term and an effective interest rate of 14.9%. At July 29, 2011, the discount on the loan was initially valued at $24,136,000 and is being accreted using the effective interest method.  At September 26, 2014, the long-term debt balance was $89,048,000, which is shown net of a total unaccreted discount of $10,952,000, and upon exercise of the warrants at September 26, 2014, the company extinguished $37,500,000 of the amount outstanding due to Oak Hill, which had a carrying value, net of unaccreted discount, of $33,393,000, and as a result recognized a loss on the early extinguishment of debt of $4,107,000, which was recorded as a loss on early extinguishment of debt on the Consolidated Statements of Comprehensive Loss. For the three-months ended September 30, 2014, the Company recorded $1,279,000 in accretion expense on the discount.  In comparison, for the three-months ended September 30, 2013, the Company recorded $1,103,000 in accretion expense on the discount.  The resulting long-term debt balance at September 30, 2014, after exercise of the warrants, and June 30, 2014 was $55,655,000 and $87,769,000, respectively.  For the three-months ended September 30, 2014 and September 30, 2013, the cash portion of the interest expense paid on the loan to Hilltop and Oak Hill was $1,967,000 and $2,000,000, respectively.

At July 29, 2011, legal and accounting fees, printing costs and other expenses associated with the loan and warrants totaled $2,459,000 and are being amortized on a straight-line method, which approximates the effective interest method, over the term of the loan.  With the exercise of Oak Hill’s warrants on September 26, 2014, the Company expensed $338,000 of unamortized deferred debt issuance costs.  For both the three-months ended September 30, 2014 and 2013, interest expense charged to operations on the amortization of the deferred debt issuance costs was $123,000.  At September 30, 2014 and June 30, 2014, the remaining unamortized deferred debt issuance costs recorded in other assets on the Consolidated Statements of Financial Condition were $564,000 and $1,025,000, respectively.

The Company recorded total interest expense for this obligation for the three-months ended September 30, 2014 and 2013 on the Consolidated Statements of Comprehensive Loss of $3,707,000 and $3,226,000, respectively.

For each of Hilltop and Oak Hill, the warrants represented approximately 17% and 4%, respectively, of the Company’s common stock for each investor as of September 30, 2014 (assuming that the warrants are exercised in full).

The Credit Agreement contains customary financial covenants which require the Company to, among other things:

•                  maintain a tangible net worth at least equal to the sum of $275,000,000 and 20% of cumulative consolidated net income (as defined in the Credit Agreement) for each fiscal quarter for which consolidated net income is positive;

•                  maintain a minimum unrestricted cash balance (as defined in the Credit Agreement) of at least $4,000,000;

•                  maintain an excess net capital balance at Southwest Securities of at least $100,000,000 as of the end of each calendar month; and

•                  maintain a total risk-based capital ratio, Tier 1 risk-based capital ratio and leverage ratio for the Bank that ensures the Bank is considered well capitalized or is required by federal law or regulation or action or directive by the Federal Reserve Board.

In addition, the covenants limit the Company’s and certain of the Company’s subsidiaries’ ability to, among other things:

•                  incur additional indebtedness;

•                  dispose of or acquire certain assets;

•                  pay dividends on the Company’s capital stock;

•                  make investments, including acquisitions; and

•                  enter into transactions with affiliates.

The Company was in compliance with the financial covenants under the Credit Agreement as of September 30, 2014.

Concurrently with the execution of the Merger Agreement, Oak Hill and the Company entered into a Letter Agreement, dated March 31, 2014 (the “Oak Hill Letter Agreement”).  Pursuant to the Oak Hill Letter Agreement and the Merger Agreement, at the closing of the proposed merger with Hilltop, Oak Hill will deliver to the Company the certificates evidencing its outstanding warrants and any loans of Oak Hill to the Company then outstanding under the Credit Agreement, and SWS will issue and deliver to Oak Hill, in exchange for its outstanding warrants and loans: (i) an amount equal to the Applicable Premium (as defined in the Credit Agreement, being a calculation of the present value of all required interest payments due on a loan through its maturity date on the date the loan is repaid) calculated as if the loans held by Oak Hill were prepaid in full as of the closing date of the merger and (ii) the merger consideration that Oak Hill would have been entitled to receive upon consummation of the merger if its warrants had been exercised immediately prior to the effective time of the merger.

On October 2, 2014, Hilltop exercised its outstanding warrant.  For additional discussion concerning this exercise, see the discussion in “Subsequent Event.”

INCOME TAXES

Income tax benefit for the three-months ended September 30, 2014 and 2013 (effective rate of 47.4% and -108% in the three-month periods ended September 30, 2014 and 2013, respectively) differs from the amount that would otherwise have been calculated by applying the federal corporate tax rate (35% in fiscal years 2015 and 2014) to (loss) income before income tax benefit and is comprised of the following (in thousands):

	Three-Months Ended
	September 30, 2014	September 30, 2013
Income tax (benefit) expense at the statutory rate	$(204)	$54
Tax exempt interest	(241)	(271)
Tax exempt income from company-owned life insurance (“COLI”)	76	(300)
State income taxes, net of federal tax benefit	(120)	120
Non-deductible meals and entertainment	62	30
Non-deductible compensation	—	(11)
Valuation allowance	755	211
Return to accrual adjustment	(594)	—
Other, net	(10)	(1)
	$(276)	$(168)

The tax effects of temporary differences that give rise to the deferred tax assets and deferred tax liabilities as of September 30, 2014 and June 30, 2014 are presented below (in thousands):

	September 30, 2014	June 30, 2014
Deferred tax assets:
Net operating loss carryforward	$17,568	$12,914
Employee compensation plans	9,010	11,216
Securities available for sale	2,793	2,205
Allowance for probable loan losses	2,467	2,462
Deferred rent	1,832	1,853
Bad debt reserve	1,443	1,902
REO	1,243	718
State taxes	1,095	1,095
Investment in unconsolidated ventures	791	1,069
Deferred income on loans	605	585
Interest rate swaps in cash flow hedging relationships	253	240
Fixed assets	102	—
Long-term debt	—	1,406
Other	682	836
Gross deferred tax assets	39,884	38,501
Valuation allowance	(36,207)	(35,452)
Net deferred tax assets	3,677	3,049

Deferred tax liabilities:
Fixed assets, net	$—	$(115)
Long-term debt	(202)	—
Other	(682)	(729)
Total gross deferred tax liabilities	(884)	(844)
Net deferred tax assets — included in other assets on the Consolidated Statements of Financial Condition	$2,793	$2,205

The Company has an allowance for deferred tax assets associated with all of its deferred tax assets, except for the Bank’s securities available for sale.  Based on activity in the current period, the allowance increased $755,000 from June 30, 2014 to September 30, 2014.  Despite the valuation allowance, these assets remain available to offset future taxable income.

Management did not establish a valuation allowance for the deferred tax asset generated on the Bank’s unrealized losses of its securities available for sale of $2,793,000, because the Bank currently has the intent and ability to hold these securities until they recover in value.  The Company intends to maintain a valuation allowance with respect to its deferred tax assets, other than the Bank’s securities available for sale, until sufficient positive evidence exists to support its reduction or reversal.

The Company had a deferred tax asset for net operating losses for federal income tax purposes of approximately $17,568,000 and $12,914,000 at September 30, 2014 and June 30, 2014, respectively.  In order to utilize the operating loss carryforwards, the Company must generate sufficient taxable income within the applicable carryforward period.  If certain substantial changes in the Company’s ownership occur, there would be an annual limitation on the amount of the carryforwards that could be utilized.

At September 30, 2014, the Company had approximately $58,000 of unrecognized tax benefits.  The Company’s net liability for unrecognized tax benefits decreased $91,000 from June 30, 2014 to September 30, 2014 primarily due to the reversal of positions from the completion of tax audits and expirations of statutes of limitations.  While the Company expects that the net liability for uncertain tax positions will change during the next 12 months, the Company does not believe that the change will have a significant impact on its consolidated financial position or results of operations.

The Company recognizes interest and penalties on income taxes in income tax expense.  Included in the net liability is accrued interest and penalties of $28,000 and $41,000, net of federal expense and benefit, respectively, as of September 30, 2014 and June 30, 2014, respectively.  For the three-months ended September 30, 2014 and 2013, the Company recognized approximately $13,000 and $40,000, net of federal expense, respectively, in interest and penalties in income tax expense. The total amount of unrecognized income tax benefits that, if recognized, would reduce income tax expense was approximately $30,000 and $108,000 as of September 30, 2014 and June 30, 2014, respectively.

With limited exception, SWS is no longer subject to U.S. federal, state or local tax audits by taxing authorities for years preceding 2011.

REGULATORY CAPITAL REQUIREMENTS

Brokerage.  At September 30, 2014 and June 30, 2014, the net capital position of Southwest Securities was as follows (in thousands):

	September 30, 2014	June 30, 2014

Net capital	$147,927	$156,423
Less: required net capital	6,484	6,577
Excess net capital	$141,443	$149,846
Net capital as a percent of aggregate debit items	45.6%	47.6%
Net capital in excess of 5% aggregate debit items	$131,716	$139,981

At September 30, 2014 and June 30, 2014, the net capital position of SWS Financial was as follows (in thousands):

	September 30, 2014	June 30, 2014

Net capital	$1,147	$1,141
Less: required net capital	250	250
Excess net capital	$897	$891

For more information, see the discussion in “Note 18. Regulatory Capital Requirements” in the Notes to the Consolidated Financial Statements in the Fiscal 2014 Form 10-K.

Banking.  The Bank is subject to various regulatory capital requirements administered by federal agencies.  Quantitative measures, established by regulation to ensure capital adequacy, require maintaining minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in 12 CFR 165 and 12 CFR 167) to risk-weighted assets (as defined) and of Tier 1 (core) capital (as defined) to adjusted assets (as defined).  Federal statutes and OCC regulations have established five capital categories for federal savings banks: well-capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized. The federal banking agencies have jointly specified by regulation the relevant capital level for each category. An institution is defined as well-capitalized when its total risk-based capital ratio is at least 10.00%, its Tier 1 risk-based capital ratio is at least 6.00%, its Tier 1 (core) capital ratio is at least 5.00%, and it is not subject to any federal supervisory order or directive to meet a specific capital level.  At September 30, 2014, the Bank met all capital requirements to which it was subject and satisfied the requirements to be defined as well capitalized.

Until terminated on January 14, 2013, the Bank was restricted by and subject to the Order to Cease and Desist, Order No. WN-11-003, effective on February 4, 2011 (the “Order”), originally issued by the Office of Thrift Supervision and then administered by the OCC.  In connection with the termination of the Order on January 14, 2013, the Bank committed to the OCC that the Bank would, among other things:  (i) adhere to the Bank’s written business and capital plan as amended from time to time and (ii) maintain a Tier 1 (core) capital ratio at least equal to nine percent (9%) and a total risk-based capital ratio of at least twelve percent (12%).

The Bank’s capital amounts and ratios at September 30, 2014 and June 30, 2014 were as follows (dollars in thousands):

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
September 30, 2014
Total risk-based capital	$186,776	25.6%	$58,438	8.0%	$73,048	10.0%
Tier 1 risk-based capital	179,155	24.5	29,219	4.0	43,829	6.0
Tier 1 (core) capital	179,155	14.5	49,323	4.0	61,653	5.0

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
June 30, 2014
Total risk-based capital	$185,582	25.5%	$58,147	8.0%	$72,683	10.0%
Tier 1 risk-based capital	177,640	24.4	29,073	4.0	43,610	6.0
Tier 1 (core) capital	177,640	14.1	50,508	4.0	63,135	5.0

EMPLOYEE BENEFITS

Restricted Stock Plan.  During the first three-months of fiscal 2015, the Board of Directors approved grants to various officers and employees totaling 181,814 shares of restricted stock with a weighted average market value of $7.29 per share.  During the first three-months of fiscal 2014, the Board of Directors approved grants to various officers and employees totaling 146,224 shares of restricted stock with a weighted average market value of $5.56 per share.  As a result of these grants, SWS recorded deferred compensation in additional paid in capital of approximately $2,138,000.  For the three-months ended September 30, 2014 and 2013, SWS recognized compensation expense related to restricted stock grants of approximately $293,000 and $106,000, respectively.

Upon vesting of the shares granted under the Company’s restricted stock plans, the grantees may choose to sell a portion of their vested shares to the Company to cover the tax liabilities arising from the vesting.

During the three-months ended September 30, 2014, the Company repurchased 10,473 shares of common stock with a market value of approximately $76,800, at an average price of $7.33 per share, in connection with income tax withholding obligations arising from the vesting of restricted stock awards.  During the three-months ended September 30, 2013, the Company repurchased 1,094 shares of common stock with a market value of approximately $6,100 or an average price of $5.55 per share, in connection with income tax withholding obligations arising from vesting of restricted stock awards.

At September 30, 2014, the total number of shares outstanding and available for issuance under the Restricted Stock Plan was 552,202 and 2,201,202, respectively.

REPURCHASE OF TREASURY STOCK

Periodically, SWS repurchases shares of common stock under a plan approved by the Board of Directors.  As of September 30, 2014, the Company was not authorized to repurchase shares of common stock under a repurchase plan and did not intend to repurchase any shares of common stock.  Any repurchase of shares of common stock by the Company would require approval from the Company’s Board of Directors, Hilltop, Oak Hill and regulatory authorities.

The trustee under the deferred compensation plan periodically purchases the Company’s common stock in the open market in accordance with the terms of the plan.  This stock is classified as treasury stock in the consolidated financial statements, but participates in dividends declared by SWS.  The plan did not purchase any shares of common stock during the three-months ended September 30, 2014.  The plan purchased 50,000 shares during the three-months ended September 30, 2013 at a cost of $288,000, or $5.76 per share.  During the three-months ended September 30, 2014 and 2013, 3,273 and 5,448 shares, respectively, were sold or distributed pursuant to the plan.

PREFERRED STOCK

On March 17, 2011 in conjunction with the transaction with Hilltop and Oak Hill, the Board of Directors created the Series A Preferred Stock, par value $1.00 per share.  The Company has 17,400 authorized shares of Series A Preferred Stock, and no shares were issued or outstanding at September 30, 2014 and June 30, 2014.  If any shares of Series A Preferred Stock are issued, the Series A Preferred Stock will not be entitled to vote with the common stock and will be convertible into shares of common stock at a fixed conversion ratio of 1,000 shares of common stock for each share of Series A Preferred Stock outstanding.  The conversion ratio is subject to certain anti-dilution adjustments for extraordinary corporate transactions, such as stock splits, dividends and combinations, the issuance of stock purchase rights, debt or asset distributions (including cash), tender offers or exchange offers and entry into a shareholder rights plan. Each share of Series A Preferred Stock would automatically convert into shares of common stock if such shares were transferred by Hilltop or Oak Hill to a non-affiliate. See additional discussion concerning the Series A Preferred Stock in “Debt Issued with Stock Purchase Warrants.”

INTEREST INCOME AND INTEREST EXPENSE

For the three-months ended September 30, 2014 and 2013 the components of interest income and expense were as follows (in thousands):

	September 30, 2014	September 30, 2013

Interest income:
Customer margin accounts	$2,203	$2,243
Assets segregated for regulatory purposes	32	32
Stock borrowed	10,387	7,979
Loans	7,058	7,011
Bank investments	2,422	2,557
Other	1,369	1,352
	$23,471	$21,174

Interest expense:
Customer funds on deposit	$29	$38
Stock loaned	7,957	6,202
Deposits	82	94
Federal Home Loan Bank	457	668
Long-term debt	3,707	3,226
Other	558	820
	12,790	11,048
Total net interest revenue	$10,681	$10,126

EARNINGS (LOSS) PER SHARE (“EPS”)

The following reconciles the weighted average shares outstanding used in the basic and diluted EPS computations for the three-months ended September 30, 2014 and 2013 (in thousands, except share and per share amounts):

	Three-Months Ended
	September 30, 2014	September 30, 2013

Net (loss) income	$(307)	$323

Weighted average shares outstanding — basic	33,461,302	32,952,684
Effect of dilutive securities	—	—
Weighted average shares outstanding — diluted	33,461,302	32,952,684

(Loss) earnings per share — basic
Net (loss) income	$(0.01)	$0.01

(Loss) earnings per share — diluted
Net (loss) income	$(0.01)	$0.01

Unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (paid or unpaid) are treated as participating securities and are factored into the calculation of EPS, except in periods with a net loss, when they are excluded.

As a result of the net loss for the three-months ended September 30, 2014, the warrants to acquire 10,869,565 shares of common stock were anti-dilutive and were excluded from the calculation of diluted weighted average shares outstanding and diluted EPS.  For the three-months ended September 30, 2013, 17,391,304 shares of common stock were anti-dilutive and were excluded from the calculation of diluted weighted average shares outstanding and diluted EPS.

The Company did not declare a dividend during the three-months ended September 30, 2014 and 2013.

On a quarterly basis, the Board of Directors determines whether the Company will pay a cash dividend.  The payment and rate of dividends on the Company’s common stock is subject to several factors, including limitations imposed by the terms of the Credit Agreement with Hilltop and Oak Hill, regulatory approval, operating results, the Company’s financial requirements, and the availability of funds from the Company’s subsidiaries, including the broker/dealer subsidiaries, which may be subject to restrictions under the net capital rules of the SEC and FINRA, and the Bank, which may be subject to restrictions by federal banking agencies. Specifically, the Credit Agreement with Hilltop and Oak Hill only allows the Company to pay a quarterly cash dividend of $0.01 per share when the Company is not in default of any terms of the Credit Agreement.  The Company currently intends to retain earnings to fund operations and does not plan to pay dividends on its common stock in the near future.

SEGMENT REPORTING

SWS operates the following four business segments:

•                  Clearing:  The clearing segment provides clearing and execution services (generally on a fully disclosed basis) for securities broker/dealers, for bank affiliated firms and firms specializing in high volume trading.

•                  Retail Brokerage:  The retail brokerage segment includes retail securities products and services (equities, mutual funds and fixed income products), insurance products and managed accounts and encompasses the activities of the Company’s employees that are registered representatives and the Company’s independent representatives who are under contract with SWS Financial.

•                  Institutional Brokerage:  The institutional brokerage segment serves institutional customers in securities borrowing and lending, municipal finance, sales, trading and underwriting of taxable and tax-exempt fixed income securities and equity trading.

•                  Banking:  The Bank offers traditional banking products and services and focuses on small business lending and short-term funding for mortgage bankers.

Clearing and institutional brokerage services are offered exclusively through Southwest Securities.  The Bank and its subsidiary comprise the banking segment.  Retail brokerage services are offered through Southwest Securities (the Private Client Group and the Investment Management Group departments), SWS Insurance and SWS Financial (which contracts with independent representatives for the administration of their securities business).

SWS’s segments are managed separately based on types of products and services offered and their related client bases.  The segments are consistent with how the Company manages its resources and assesses its performance.  Management assesses performance based primarily on income before income taxes and net interest revenue (expense).  As a result, SWS reports net interest revenue (expense) by segment.  SWS’s business segment information is prepared using the following methodologies:

•                  the financial results for each segment are determined using the same policies as those described in “Note 1. Significant Accounting Policies” in the Notes to the Consolidated Financial Statements in the Fiscal 2014 Form 10-K;

•                  segment financial information includes the allocation of interest based on each segment’s earned interest spreads;

•                  information system and operational expenses are allocated based on each segment’s usage;

•                  shared securities execution facilities expenses are allocated to the segments based on production levels;

•                  money market fee revenue is allocated based on each segment’s average balances; and

•                  clearing charges are allocated based on clearing levels from each segment.

Intersegment balances are eliminated upon consolidation and have been applied to the appropriate segment.

The “other” category includes SWS Group, corporate administration and SWS Capital.  SWS Capital is a dormant entity that holds approximately $20,000 of assets.  SWS Group is a holding company that owns various investments.

The following table presents the Company’s operations by the segments outlined above for the three-months ended September 30, 2014 and 2013:

	UNAUDITED FINANCIAL INFORMATION
(in thousands)	Clearing	Retail Brokerage	Institutional Brokerage	Banking	Other Consolidated Entities	Consolidated SWS Group, Inc.
Three-months ended September 30, 2014

Operating revenue	$3,520	$26,981	$20,448	$371	$(495)	$50,825
Net intersegment revenues	(151)	149	33	813	(844)	—
Net interest revenue	1,627	779	2,939	8,941	(3,605)	10,681
Net revenues	5,147	27,760	23,387	9,312	(4,100)	61,506
Non-interest expenses	3,896	25,241	18,901	6,721	7,662	62,421
Other gains (losses)	—	—	—	—	332	332
Depreciation and amortization	4	175	71	287	702	1,239
Net income (loss) before taxes	1,251	2,519	4,486	2,591	(11,430)	(583)
Assets (*)	275,419	185,914	2,525,534	1,228,811	8,028	4,223,706

Three-months ended September 30, 2013

Operating revenue	$3,255	$28,783	$25,932	$281	$618	$58,869
Net intersegment revenues	(179)	179	—	852	(852)	—
Net interest revenue	1,419	1,055	2,071	8,806	(3,225)	10,126
Net revenues	4,674	29,838	28,003	9,087	(2,607)	68,995
Non-interest expenses	4,901	27,587	21,798	7,892	8,629	70,807
Other gains	—	—	—	—	1,967	1,967
Depreciation and amortization	6	221	85	411	635	1,358
Net income (loss) before taxes	(227)	2,251	6,205	1,195	(9,269)	155
Assets (*)	297,662	245,005	2,420,413	1,266,152	37,210	4,266,442

(*)  Assets are reconciled to total assets as presented in the Consolidated Statements of Financial Condition as of September 30, 2014 and 2013 as follows (in thousands):

	September 30, 2014	September 30, 2013
Amount as presented above	$4,223,706	$4,266,442
Reconciling items:
Unallocated assets:
Cash	18,591	17,195
Receivables from brokers, dealers and clearing organizations	37,144	32,471
Receivable from clients, net of allowances	22,929	35,404
Other assets	33,608	26,998
Unallocated eliminations	(17,433)	(7,018)
Total assets	$4,318,545	$4,371,492

COMMITMENTS, CONTINGENCIES AND GUARANTEES

Commitments and Contingencies.

Litigation.  In the general course of its brokerage business and the business of clearing for other brokerage firms, SWS Group and/or its subsidiaries have been named as defendants in various lawsuits and arbitration proceedings.  These claims allege, among other things, violations of various federal and state securities laws.  The Bank is also involved in certain legal claims and actions arising in the ordinary course of business.  Management believes that resolution of these claims will not result in any material adverse effect on SWS’s consolidated financial condition, results of operations or cash flows.

The Company was been named as a defendant in three lawsuits related to a $35,000,000 bond offering that was 40% underwritten by M.L. Stern & Co., LLC.  SWS Group purchased M.L. Stern & Co., LLC in 2008.  The offering took place in November 2005, and the lawsuit was filed in November 2009.  The lawsuit was settled in the first quarter of fiscal 2015 for a total of $1,000,000.

Merger Litigation. Two putative class actions on behalf of purported stockholders of the Company challenging the proposed merger of the Company and Peruna are pending in the Court of Chancery of the State of Delaware.  Both lawsuits name as defendants the Company, the members of the BOD, Hilltop, and Peruna, (Joseph Arceri v. SWS Group, Inc. et al and Chaile Steinberg v. SWS Group, Inc. et al filed April 8, 2014 and April 11, 2014, respectively). On May 13, 2014, the Delaware Chancery Court consolidated the two actions for all purposes. On June 10, 2014, plaintiffs filed a consolidated amended complaint.

The complaint generally alleges, among other things, that the BOD breached its fiduciary duties to stockholders by failing to take steps to maximize stockholder value or to engage in a fair sale process before approving the merger, and that the other defendants aided and abetted such breaches of fiduciary duty.  The complaint alleges, among other things, that the BOD labored under conflicts of interest, and that certain provisions of the Merger Agreement unduly restrict the Company’s ability to negotiate with other potential bidders, and that the Registration Statement on Form S-4 filed by Hilltop on May 29, 2014 omits or misstates certain material information.  The complaint seeks relief that includes, among other things, an injunction prohibiting the consummation of the merger, rescission to the extent the merger terms have already been implemented, damages for the alleged breaches of fiduciary duty, and the payment of plaintiffs’ attorneys’ fees and costs.  On June 16, 2014, plaintiffs moved for a preliminary injunction prohibiting the consummation of the merger, and for expedited proceedings in connection therewith.  Pursuant to negotiations between the parties to the lawsuit, plaintiffs subsequently withdrew those motions.  On October 27, 2014 plaintiffs again filed a motion for expedited proceedings.

The Company believes the claims are without merit and intends to defend against them vigorously.  There can be no assurance, however, with regard to the outcome of this lawsuit.  Currently, a loss resulting from these claims is not considered probable or reasonably estimable in amount.

Contingency.  In February 2011, a limited partnership venture capital fund in which the Company invested received a proposed assessment of transferee liability from the Internal Revenue Service (“IRS”) for the tax period ended December 31, 2005.  The proposed assessment is approximately $8,000,000, not including penalties of approximately $3,000,000.  The Company would be responsible for approximately $2,500,000 of the proposed assessment including penalties based on its partnership interest.  Interest is also accruing on this proposed assessment.  As of September 30, 2014, the Company has not accrued an amount on the financial statements due to the uncertainty regarding the proposed assessment.  The matter relates to certain transactions that occurred during 2005 concerning one of the limited partnership venture capital fund’s subsidiaries.  The limited partnership venture capital fund engaged tax counsel and filed a tax court petition in February 2014.  Management of the limited partnership venture capital fund believes that the ultimate outcome will be favorable; however, the limited partnership venture capital fund can give no assurance that it will prevail.

Bank’s Equity Investments.  The Bank has committed to invest $3,000,000 and $2,000,000 in two limited partnership equity funds.  These commitments end in fiscal 2017 and fiscal 2020, respectively, unless the limited partners elect to terminate the commitment period at an earlier date in accordance with the terms of the partnership agreement.  Also, in April 2012, the Bank acquired an interest in a private investment fund to obtain additional credit for its obligations under the CRA.  The Bank has committed to invest $3,000,000 in the fund.  As of September 30, 2014, $480,000 in contributions has been made by the Bank to this fund.  The commitment in the private investment fund expires in fiscal 2022 with the possibility of two one-year extensions.

Underwriting.  Through its participation in underwriting corporate and municipal securities, SWS could expose itself to material risk that securities SWS has committed to purchase cannot be sold at the initial offering price.  Federal and state securities laws and regulations also affect the activities of underwriters and impose substantial potential liabilities for violations in connection with sales of securities by underwriters to the public.  At September 30, 2014, the Company had $2,700,000 of potential liabilities due under outstanding underwriting arrangements.

Guarantees.  The Bank faces the risk of credit loss under commitments to extend credit and stand-by letters of credit up to the contractual amount of these instruments in the event of breach by the other party to the instrument.  The Bank uses the same credit policies in making commitments and conditional obligations as it does for instruments reported on the Consolidated Statements of Financial Condition.

As of September 30, 2014, the Bank had issued stand-by letters of credit in the amount of $32,400.  The recourse provision of the letters of credit allows the amount of the letters of credit to become a part of the fully collateralized loans with total repayment as a first lien.  The collateral on these letters of credit consists of real estate, certificates of deposit, equipment, accounts receivable or furniture and fixtures.

In the ordinary course of business, the Bank enters into loan agreements where the Bank commits to lend a specified amount of money to a borrower.  At any point in time, there could be amounts that have not been advanced on the loan to the borrower, representing unfunded commitments, as well as amounts that have been disbursed but repaid, which are available for re-borrowing under a revolving line of credit.  As of September 30, 2014, the Bank had commitments of $59,109,000 relating to revolving lines of credit and unfunded commitments.  In addition, as of September 30, 2014, the Bank had approved unfunded new loans in the amount of $6,499,000.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  Commitments generally have fixed expiration dates or other termination clauses and may require the payment of a fee.  Since many of the commitments are expected to expire unused, the total Bank’s commitments do not necessarily represent future cash requirements.  The Bank evaluates the customer’s creditworthiness on a case-by-case basis.  The amount and type of collateral obtained, if deemed necessary by the Bank upon extension of credit, varies and is based on management’s credit evaluation of the counterparty.  The Bank did not incur any significant losses on its commitments in the first three-months of fiscal 2015.  In addition, management does not believe the Bank will incur material losses as a result of its outstanding commitments at September 30, 2014.

The Company provides representations and warranties to counterparties in connection with a variety of commercial transactions and occasionally indemnifies counterparties against potential losses caused by the breach of those representations and warranties.  These indemnification obligations generally are standard contractual indemnities and are entered into in the normal course of business.  The maximum potential amount of future payments that the Company could be required to make under these indemnities cannot be estimated.  However, the Company believes that it is unlikely it will have to make material payments under these arrangements and has not recorded any contingent liability in the consolidated financial statements for these indemnities.

Southwest Securities is a member of multiple exchanges and clearinghouses.  Under the membership agreements, members are generally required to guarantee the performance of other members.  Additionally, if a member becomes unable to satisfy its obligations to the clearinghouse, other members would be required to meet shortfalls.  To mitigate these performance risks, the exchanges and clearinghouses often require members to post collateral.  SWS’s maximum potential liability under these arrangements cannot be quantified.  However, the potential for the Company to be required to make payments under these arrangements is unlikely.  Accordingly, the Company has not recorded any contingent liability in the consolidated financial statements for these arrangements.

AFFILIATE TRANSACTIONS

Clients and correspondents of SWS have the option to invest in a savings account called Bank Insured Deposits at the Bank.  These funds are FDIC insured up to $250,000.  The funds are considered core deposits and are the primary funding source for the Bank.  The Bank’s total core deposits were $971,813,000 and $1,000,597,000 at September 30, 2014 and June 30, 2014, respectively.  At September 30, 2014 and June 30, 2014, clients of Southwest Securities had invested $833,044,000 and $873,136,000, respectively, in Bank Insured Deposits at the Bank.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s fair value policies are discussed in “Note 1(x). Fair Value of Financial Instruments” in the Notes to the Consolidated Financial Statements in the Fiscal 2014 Form 10-K.

Recurring Fair Value Measurements.

The following tables summarize by level within the fair value hierarchy “Loans measured at fair value,” “Securities owned, at fair value,” “Securities available for sale,” “Securities sold, not yet purchased, at fair value,” “Interest Rate Swaps” and “Warrants” which were measured at fair value on a recurring basis at September 30, 2014 and June 30, 2014.

(in thousands)	Level 1	Level 2	Level 3	Total
September 30, 2014
ASSETS
Loans measured at fair value
Loans measured at fair value	$—	$—	$59,288	$59,288
	$—	$—	$59,288	$59,288

Securities owned, at fair value
Corporate equity securities	$747	$—	$475	$1,222
Municipal obligations	—	54,621	—	54,621
U.S. government and government agency obligations	9,070	50,128	—	59,198
Corporate obligations	—	122,320	31	122,351
Other	982	31,728	—	32,710
	$10,799	$258,797	$506	$270,102

Securities available for sale
Westwood common stock	$126	$—	$—	$126
U.S. government and government agency obligations	—	405,823	—	405,823
Municipal obligations	—	41,524	—	41,524
	$126	$447,347	$—	$447,473

LIABILITIES
Securities sold, not yet purchased, at fair value
U.S. government and government agency obligations	$89,622	$3,399	$—	$93,021
Corporate obligations	—	67,069	—	67,069
Other	—	206	—	206
	$89,622	$70,674	$—	$160,296

Interest Rate Swaps - Net
Interest Rate Swaps - Net	$—	$863	$—	$863
	$—	$863	$—	$863

Warrants
Warrants	$—	$—	$14,292	$14,292
	$—	$—	$14,292	$14,292

Net assets (liabilities)	$(78,697)	$634,607	$45,502	$601,412

(in thousands)	Level 1	Level 2	Level 3	Total
June 30, 2014
ASSETS
Loans measured at fair value
Loans measured at fair value	$—	$—	$53,148	$53,148
	$—	$—	$53,148	$53,148

Securities owned, at fair value
Corporate equity securities	$680	$—	$475	$1,155
Municipal obligations	—	48,224	4,023	52,247
U.S. government and government agency obligations	8,013	42,546	—	50,559
Corporate obligations	—	95,625	87	95,712
Other	982	34,970	—	35,952
	$9,675	$221,365	$4,585	$235,625

Securities available for sale
Westwood common stock	$133	$—	$—	$133
U.S. government and government agency obligations	—	452,513	—	452,513
Municipal obligations	—	42,202	—	42,202
	$133	$494,715	$—	$494,848

LIABILITIES
Securities sold, not yet purchased, at fair value
Municipal obligations	$—	$9	$—	$9
U.S. government and government agency obligations	72,708	1,683	—	74,391
Corporate obligations	—	46,814	—	46,814
Other	—	141	—	141
	$72,708	$48,647	$—	$121,355

Interest Rate Swaps
Interest Rate Swaps	$—	$1,475	$—	$1,475
	$—	$1,475	$—	$1,475

Warrants
Warrants	$—	$—	$27,796	$27,796
	$—	$—	$27,796	$27,796

Net assets (liabilities)	$(62,900)	$665,958	$29,937	$632,995

The following table provides a reconciliation of the beginning and ending balances for the major classes of assets and (liabilities) measured at fair value using significant unobservable inputs (Level 3):

(in thousands)	Loans	Corporate Equity Securities	Municipal Obligations	Corporate Obligations	Warrants	Total
Ending balance at June 30, 2014	$53,148	$475	$4,023	$87	$(27,796)	$29,937
Redemption/sale of security	—	—	(4,023)	—	—	(4,023)
Unrealized loss	(206)	—	—	(56)	—	(262)
Loan pay downs	(331)	—	—	—	—	(331)
Loan originations with the execution of interest rate swaps	6,677	—	—	—	—	6,677
Exercise of warrants	—	—	—	—	9,571	9,571
Decrease in warrants valuation (unrealized gain)	—	—	—	—	3,933	3,933
Ending balance at September 30, 2014	$59,288	$475	$—	$31	$(14,292)	$45,502

At the end of each respective quarterly reporting period, the Company recognizes transfers of financial instruments between levels.  There were no transfers between levels during the three-months ended September 30, 2014.

Changes in unrealized gains (losses) and realized gains (losses) for corporate obligations and corporate equity securities are presented in net gains on principal transactions on the Consolidated Statements of Comprehensive Loss.  Changes in unrealized gain (loss) for the warrants are presented in unrealized gain (loss) on warrants valuation on the Consolidated Statements of Comprehensive Loss.  The total unrealized loss included in earnings related to assets and liabilities still held for the three-months ended September 30, 2014 and 2013 was $262,000 and $32,000, respectively.  The total unrealized gains included in earnings related to assets and liabilities still held for the three-months ended September 30, 2014 and 2013 was $3,081,000 and $1,967,000, respectively.   With the sale of the $4,023,000 of municipal obligations in the first quarter of fiscal 2015, the Company had realized gains of $219,000.

The following table highlights, for each asset and liability measured at fair value on a recurring basis and categorized within Level 3 of the fair value hierarchy, the significant unobservable inputs used in the fair value measurement as of September 30, 2014 (dollars in thousands):

Asset/Liability	Fair Value	Valuation Technique(s)	Unobservable Inputs	Range (Weighted- Average)

Loans measured at fair value
Loans measured at fair value	$59,288	Discounted cash flow	Discount Rate	4.35%-5.09% (4.52%)

Securities owned, at fair value
Corporate equity securities- auction rate preferred	475	Analysis of comparable securities	N/A	N/A

Corporate obligations	31	Discounted cash flow	N/A	N/A
Warrants
Warrants	14,292	Binomial Model	Derived Volatility	26% - 31% (28%)

The loans are independently valued quarterly using a discounted cash flow model which factors in the relevant contractual loan terms and then discounted to present value using a market-based discount rate.  The market based discount rate is based on how the subject loans would be priced as of the valuation date and therefore include normal credit loss expectations, given the underlying underwriting standards including loan to value ratio and debt coverage ratios for the subject portfolio.  The rate at which the loans are discounted is based upon London Interbank Offered Rate (LIBOR) Bank preferential return and terms of the loan.

At September 30, 2014, the Company held 19 auction rate preferred securities that, based on observed values of comparable securities, were valued at their par value of $475,000.  Since June 2010, the Company has held up to $1,825,000 in Level 3 auction rate preferred securities, of which $1,350,000 have been redeemed at par.  The remaining $475,000 of auction rate preferred securities are similar to those that were previously redeemed, and the Company anticipates that the remaining securities will also be redeemed at par.  While a liquidity discount has been considered for these securities, the Company does not believe a discount is warranted.  To the extent these securities are redeemed at a price below par, the Company would consider revaluing any remaining securities at a discounted price.

The Company holds $3,505,000 of corporate obligation bonds currently valued at $31,000.  The corporate bonds are valued using a discounted cash flow model with observable market data, however, due to the distressed nature of these bonds, the Company has determined that these bonds should be valued at Level 3.

The warrants issued to Hilltop and Oak Hill are valued quarterly using a binomial model that considers the following variables: price and volatility of the Company’s stock, treasury yield, annual dividend and the remaining life of the warrants.  The derived volatility estimate considers both the historical and implied forward volatility of the Company’s common stock.  The primary drivers of the value of the warrants are the price and volatility of the Company’s common stock.  As the volatility and/or stock price increase, the value of the warrants increase as well.  The movement of these two variables will amplify or offset one another depending on the direction and velocity of their movements.  In addition, the time to maturity portion of the warrants will decrease as the warrants near their contractual expiration date.

Non-Recurring Fair Value Measurements.

Certain financial and non-financial instruments are not measured at fair value on an ongoing basis but are subject to fair value measurement in certain circumstances; for example, when there is evidence of impairment or in other situations where the lower of cost or fair value method of accounting is applied.

The following table summarizes by level within the fair value hierarchy the Company’s financial and non-financial instruments which were measured at fair value on a non-recurring basis at September 30, 2014 and June 30, 2014 (in thousands):

September 2014	Level 1	Level 2	Level 3	Total
Impaired loans (1)	$—	$—	$14,948	$14,948
REO	—	—	4,354	4,354
Impaired servicing assets	—	—	321	321
	$—	$—	$19,623	$19,623

June 2014
Impaired loans (1)	$—	$—	$13,713	$13,713
REO	—	—	4,875	4,875
Impaired servicing assets	—	—	447	447
	$—	$—	$19,035	$19,035

(1)   Includes certain impaired loans measured at fair value through the allocation of specific valuation allowances or principal charge-offs.

For the three-months ended September 30, 2014 and the year ended June 30, 2014, adjustments to the fair value of impaired loans resulted in a charge to earnings as a provision for loan loss of $20,000 and $714,000, respectively.  For the three-months ended September 30, 2014 and the year ended June 30, 2014, adjustments to the fair value of REO property held at September 30, 2014 and June 30, 2014, respectively, resulted in a charge to earnings as a write-down of REOs of $243,000 and $252,000, respectively.  For the three-months ended September 30, 2014 and the year ended June 30, 2014, adjustments to the fair value of servicing assets resulted in a charge to earnings as an impairment for servicing assets of $36,000 and $12,000, respectively.

Other Fair Value Disclosures.

The Company’s fair value policies for instruments measured at fair value in accordance with the disclosure requirements of ASC 820 “Fair Value Measurements and Disclosures” are discussed in “Note 1(x). Fair Value of Financial Instruments — Other Fair Value Disclosures” in the Notes to the Consolidated Financial Statements in the Fiscal 2014 Form 10-K. The recorded amounts, fair value and level of fair value hierarchy of the Company’s financial instruments at September, 2014 and June 30, 2014 were as follows (in thousands):

		September 30, 2014		June 30, 2014
	Level	Recorded Value	Fair Value	Recorded Value	Fair Value
Financial assets:
Cash and cash equivalents	1	$107,543	$107,543	$99,620	$99,620

Securities held to maturity:
GNMA securities	2	11,482	11,807	12,549	12,952
Loans, net:
Purchase mortgage loans held for investment	3	169,286	168,987	133,854	133,618
Other loans held for investment	3	421,600	422,989	427,354	429,062
Servicing assets	3	321	321	447	447

Financial liabilities:
Short-Term Borrowings	1	100,000	100,000	59,000	59,000
Deposits:
Deposits with no stated maturity	2	946,158	940,922	973,178	968,072
Time deposits	2	25,531	25,662	26,961	27,136
Advances from FHLB	2	76,202	77,196	77,130	78,891
Long-term debt	3	55,655	62,311	87,769	99,841

SUBSEQUENT EVENT

On October 2, 2014, Hilltop fully exercised its warrant to purchase 8,695,652 shares of SWS Group common stock for $5.75 per share, paid by automatically reducing the amount outstanding due to Hilltop as a lender under the Credit Agreement by $50,000,000, as required by the terms of the warrant.  Additionally, the Company recorded $61,130,000 as equity in the Consolidated Statements of Financial Condition for the issuance of the 8,695,652 shares of SWS Group common stock based on a closing stock price of $7.03 on October 2, 2014.  Hilltop’s warrant to purchase 8,695,652 shares of SWS Group common stock had a fair value upon conversion of $11,434,000 and SWS recognized a $303,000 gain representing the time to maturity portion of the fair value of the warrant.

The loan is recorded as a liability with an interest rate of 8% per annum, a five year term and an effective interest rate of 14.9%. At July 29, 2011, the discount on the loan was initially valued at $24,136,000 and is being accreted using the effective interest method.  At October 2, 2014, the long-term debt balance was $55,655,000, which is shown net of a total unaccreted discount of $6,845,000, and upon exercise of the warrant at October 2, 2014, the Company extinguished $50,000,000 of the amount outstanding due to Hilltop, which had a carrying value, net of unaccreted discount, of $44,524,000 and as a result recognized a loss on the early extinguishment of debt of $5,476,000.

Additionally, with the exercise of Hilltop’s warrant on October 2, 2014, the Company expensed $451,000 of unamortized deferred debt issuance costs.  At October 2, 2014, the remaining unamortized deferred debt issuance costs were $113,000.